Exhibit 4(d)


                       U.S. $2,000,000,000


                        CREDIT AGREEMENT

                    Dated as of May 25, 2005

                              Among

                       ENTERGY CORPORATION

                           as Borrower

                     THE BANKS NAMED HEREIN

                            as Banks

                         CITIBANK, N.A.

           as Administrative Agent and LC Issuing Bank

                               and

                       ABN AMRO BANK N.V.

                       as LC Issuing Bank




                  CITIGROUP GLOBAL MARKETS INC.

                Sole Lead Arranger & Book Manager

                          ABN AMRO N.V.

                           BNP PARIBAS

                       JPMORGAN CHASE BANK

                               and

                 THE ROYAL BANK OF SCOTLAND PLC

                      Co-Syndication Agents
                        TABLE OF CONTENTS

                                                             Page


ARTICLE I DEFINITIONS AND ACCOUNTING TERMS                      1
     SECTION 1.01. CERTAIN DEFINED TERMS.                       1
     SECTION 1.02. COMPUTATION OF TIME PERIODS.                11
     SECTION 1.03. ACCOUNTING TERMS.                           11

ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES                   11
     SECTION 2.01. THE ADVANCES.                               11
     SECTION 2.02. MAKING THE ADVANCES.                        12
     SECTION 2.03. LETTERS OF CREDIT.                          13
     SECTION 2.04. FEES.                                       16
     SECTION 2.05. ADJUSTMENT OF THE COMMITMENTS.              17
     SECTION 2.06. REPAYMENT OF ADVANCES.                      18
     SECTION 2.07. INTEREST ON ADVANCES.                       18
     SECTION 2.08. ADDITIONAL INTEREST ON EURODOLLAR RATE
          ADVANCES.                                            19
     SECTION 2.09. INTEREST RATE DETERMINATION.                19
     SECTION 2.10. CONVERSION OF ADVANCES.                     20
     SECTION 2.11. PREPAYMENTS.                                21
     SECTION 2.12. INCREASED COSTS.                            21
     SECTION 2.13. ILLEGALITY.                                 22
     SECTION 2.14. PAYMENTS AND COMPUTATIONS.                  22
     SECTION 2.15. TAXES.                                      23
     SECTION 2.16. SHARING OF PAYMENTS, ETC.                   25
     SECTION 2.17. NOTELESS AGREEMENT; EVIDENCE OF
          INDEBTEDNESS.                                        26
     SECTION 2.18. EXTENSION OF TERMINATION DATE.              27

ARTICLE III CONDITIONS OF EXTENSIONS OF CREDIT                 28
     SECTION 3.01. CONDITIONS PRECEDENT TO INITIAL
          EXTENSIONS OF CREDIT.                                28
     SECTION 3.02. CONDITIONS PRECEDENT TO EACH EXTENSION OF
          CREDIT.                                              29
     SECTION 3.03. CONDITIONS PRECEDENT TO EXTENSIONS OF
          CREDIT AFTER JUNE 30, 2007.                          30

ARTICLE IV REPRESENTATIONS AND WARRANTIES                      31
     SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE
          BORROWER.                                            31

ARTICLE V COVENANTS OF THE BORROWER                            33
     SECTION 5.01. AFFIRMATIVE COVENANTS.                      33
     SECTION 5.02. NEGATIVE COVENANTS.                         36

ARTICLE VI EVENTS OF DEFAULT AND REMEDIES                      37
     SECTION 6.01. EVENTS OF DEFAULT.                          37
     SECTION 6.02. REMEDIES.                                   39
     SECTION 6.03. CASH COLLATERAL ACCOUNT.                    39

ARTICLE VII THE AGENT                                          40
     SECTION 7.01. AUTHORIZATION AND ACTION.                   40
     SECTION 7.02. ADMINISTRATIVE AGENT'S RELIANCE, ETC.       40
     SECTION 7.03. CITIBANK AND AFFILIATES.                    41
     SECTION 7.04. LENDER CREDIT DECISION.                     41
     SECTION 7.05. INDEMNIFICATION.                            41
     SECTION 7.06. SUCCESSOR ADMINISTRATIVE AGENT.             42

ARTICLE VIII MISCELLANEOUS                                     42
     SECTION 8.01. AMENDMENTS, ETC.                            42
     SECTION 8.02. NOTICES, ETC.                               43
     SECTION 8.03. NO WAIVER; REMEDIES.                        43
     SECTION 8.04. COSTS AND EXPENSES; INDEMNIFICATION.        43
     SECTION 8.05. RIGHT OF SET-OFF.                           45
     SECTION 8.06. BINDING EFFECT.                             45
     SECTION 8.07. ASSIGNMENTS AND PARTICIPATIONS.             45
     SECTION 8.08. GOVERNING LAW.                              50
     SECTION 8.09. CONSENT TO JURISDICTION; WAIVER OF JURY
          TRIAL.                                               50
     SECTION 8.10. EXECUTION IN COUNTERPARTS.                  50
     SECTION 8.11. ELECTRONIC COMMUNICATIONS.                  50


                            SCHEDULES

Schedule I          -    List of Applicable Lending Offices
Schedule II         -    Commitment Schedule
Schedule 2.03(h)    -    Letters of Credit


                            EXHIBITS

Exhibit A-1         -    Form of Notice of Borrowing
Exhibit A-2         -    Form of Notice of Conversion
Exhibit A-3         -    Form of Request for Issuance
Exhibit B           -    Form of Assignment and Acceptance
Exhibit  C          -    Form of Opinion of  Counsel  for  the
                          Borrower
Exhibit D           -    Form of Opinion of Special New York
                          Counsel to the Administrative Agent

			CREDIT AGREEMENT

                    Dated as of May 25, 2005



     ENTERGY CORPORATION, a Delaware corporation (the "Borrower"), the banks (the "Banks") listed on the signature pages hereof and Citibank, N.A. ("Citibank"), as administrative agent (the "Administrative Agent") for the Lenders hereunder and as LC Issuing Bank (as defined below), ABN AMRO Bank N.V., as LC Issuing Bank, and the other LC Issuing Banks party hereto from time to time, agree as follows:

                            ARTICLE I
                DEFINITIONS AND ACCOUNTING TERMS


     SECTION 1.01.  Certain Defined Terms.

     As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Additional  Lender"  has  the  meaning  specified   in
     Section 2.05(b)(i).

          "Advance" means an advance by a Lender to the Borrower as part of a Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of Advance.

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.

          "Agreement" means this Credit Agreement, as amended, supplemented or modified from time to time.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending
     Office in the case of a Eurodollar Rate Advance

          "Applicable Margin" means, (i) for any Base Rate Advance, the Base Rate Margin interest rate per annum set forth below in the columns identified as Level 1, Level 2, Level 3, Level 4, Level 5 and Level 6, and (ii) for any Eurodollar Rate Advance, (A) on any date the Utilization Percentage equals or is less than 50%, the Eurodollar Margin interest rate per annum set forth below in the columns identified as Level 1, Level 2, Level 3, Level 4, Level 5 and Level 6 and (B) on any date the Utilization Percentage exceeds 50%, the Utilized Eurodollar Margin interest rate per annum set forth below in the columns identified as Level 1, Level 2, Level 3, Level 4, Level 5 and Level 6, in each case, determined by reference to the Relevant Ratings.

                Level 1  Level 2   Level 3   Level 4   Level 5   Level 6
_________________________________________________________________________

      S&P       Relevant  Relevant  Relevant  Relevant  Relevant  Relevant
                Ratings   Ratings   Ratings   Ratings   Ratings   Ratings
    Moody's     at least  Less than Less than Less than Less than below
                A+ or A1  Level 1   Level 2   Level 3   Level 4   BBB*
                          but at    but least but at    but at    and
                          least     at least  least     least BBB Baa2*
                          A or A2   A- or A3  BBB+      or Baa2
                                              or Baa1
_________________________________________________________________________
Interest Rate
 Per Annum
_________________________________________________________________________
Eurodollar       0.210%   0.300%    0.350%    0.475%    0.575%   0.800%
 Margin
_________________________________________________________________________
Base Rate        0.000%   0.000%    0.000%    0.000%    0.000%   0.500%
 Margin
_________________________________________________________________________
Utilized         0.310%   0.400%    0.475%    0.600%    0.700%   0.925%
 Eurodollar
 Margin
_________________________________________________________________________

*or unrated

     Any change in the Applicable Margin will be effective as of the date on which S&P or Moody's, as the case may be, announces the applicable change in any Senior Debt Rating.

          "Approved Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Assignment  and  Acceptance" means an  assignment  and
     acceptance entered into by a Lender and an assignee of  that
     Lender,  and  accepted  by  the  Administrative  Agent,   in
     substantially the form of Exhibit B hereto.

          "Base Rate" means, for any period, a fluctuating interest rate per annum at all times equal to the higher of:

          (i) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; and

          (ii) 1/2 of 1% per annum above the Federal Funds Rate in effect from time to time.

          "Base   Rate  Advance"  means  an  Advance  that  bears
     interest as provided in Section 2.07(a).

          "Borrowing"    means   a   borrowing   consisting    of
     simultaneous Advances of the same Type made by each of the Lenders pursuant to Section 2.01 or Converted pursuant to
     Section 2.09 or 2.10.

          "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

          "Capitalization" means, as of any date of determination, with respect to the Borrower and its subsidiaries determined on a consolidated basis, an amount equal to the sum of (i) the total principal amount of all Debt of the Borrower and its subsidiaries outstanding on such date, (ii) Consolidated Net Worth as of such date and
     (iii) to the extent not otherwise included in Capitalization, all preferred stock and other preferred securities of the Borrower and its subsidiaries, including preferred securities issued by any subsidiary trust, outstanding on such date.

          "Cash Collateral Account" has the meaning assigned to that term in Section 6.03.

          "Commitment" has the meaning specified in Section 2.01.

          "Commitment  Increase"  has the  meaning  specified  in
     Section 2.05(b)(i).

          "Common Equity" shall mean the stock, shares or other ownership interests in the issuer thereof howsoever evidenced (including, without limitation, limited liability company membership interests) that has ordinary voting power for the election of directors, managers or trustees (or other persons performing similar functions) of the issuer, as applicable, provided that Preferred Equity, even if it has such ordinary voting power, shall not be Common Equity.

          "Consolidated Net Worth" means the sum of the capital stock (excluding treasury stock and capital stock subscribed for and unissued) and surplus (including earned surplus, capital surplus and the balance of the current profit and loss account not transferred to surplus) accounts of the Borrower and its subsidiaries appearing on a consolidated balance sheet of the Borrower and its subsidiaries prepared as of the date of determination in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e), after eliminating all intercompany transactions and all amounts properly attributable to minority interests, if any, in the stock and surplus of subsidiaries.

          "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type or the selection of a new, or the renewal of the same, Interest Period for Eurodollar Rate Advances pursuant to Section 2.09 or 2.10.

          "Debt" of any Person means (without duplication) all liabilities, obligations and indebtedness (whether contingent or otherwise) of such Person (i) for borrowed money or evidenced by bonds, debentures, notes, or other similar instruments, (ii) to pay the deferred purchase price of property or services (other than such obligations incurred in the ordinary course of business on customary trade terms, provided that such obligations are not more than 30 days past due), (iii) as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases,
     (iv) under reimbursement agreements or similar agreements with respect to the issuance of letters of credit (other than obligations in respect of letters of credit opened to provide for the payment of goods or services purchased in the ordinary course of business), (v) under any Guaranty Obligations and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

          "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "Domestic Regulated Utility Subsidiary" means a direct or indirect domestic subsidiary of the Company engaged in generation, transmission or distribution of electricity or the transmission or distribution of natural gas that is regulated as to rates on a cost of service basis by the Federal Energy Regulatory Commission (or successor agency) or a state or local governmental body.

          "Eligible  Assignee" means a Person  (i)  (A)  that  is
     (1) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (2) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $500,000,000, provided that such bank is acting through a branch or agency located in the United States or another country which is also a member of OECD; or (3) a Lender, a financial institution Affiliate of any Lender or an Approved Fund of any Lender immediately prior to an assignment and (B) whose long-term public senior debt securities are rated at least "BBB-" by S&P or at least "Baa3" by Moody's; or (ii) that is approved by the Borrower (whose approval shall not be unreasonably withheld), the LC Issuing Banks and the Administrative Agent.

          "Entergy  Arkansas"  means Entergy Arkansas,  Inc.,  an
     Arkansas   corporation,  or  its  successors  and  permitted
     assigns.

          "Entergy Gulf States" means Entergy Gulf States,  Inc.,
     a   Texas  corporation,  or  its  successors  and  permitted
     assigns.

          "Entergy  Louisiana" means Entergy Louisiana,  Inc.,  a
     Louisiana corporation, or its successors and permitted assigns.

          "Entergy Mississippi" means Entergy Mississippi, Inc., a Mississippi corporation, or its successors and permitted assigns.

          "Entergy New Orleans" means Entergy New Orleans, Inc., a Louisiana corporation, or its successors and permitted assigns.

          "Environmental Laws" means any federal, state or local laws, ordinances or codes, rules, orders, or regulations relating to pollution or protection of the environment, including, without limitation, laws relating to hazardous substances, laws relating to reclamation of land and waterways and laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollution, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

          "ERISA"  means the Employee Retirement Income  Security
     Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder, each as amended and modified from time to time.

          "ERISA Affiliate" of a Person or entity means any trade or business (whether or not incorporated) that is a member of a group of which such Person or entity is a member and that is under common control with such Person or entity within the meaning of Section 414 of the Internal Revenue Code of 1986, and the regulations promulgated and rulings issued thereunder, each as amended or modified from time to time.

          "ERISA Plan" means an employee benefit plan maintained for employees of any Person or any ERISA Affiliate of such Person subject to Title IV of ERISA.

          "ERISA Termination Event" means (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to PBGC), or (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from an ERISA Plan during a plan year in which the Borrower or any of its ERISA Affiliates was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate an ERISA Plan or the treatment of an ERISA Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate an ERISA Plan by the PBGC or to appoint a trustee to administer any ERISA Plan, or (v) any other event or condition that would constitute grounds under
     Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer any ERISA Plan.

          "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "Eurodollar Rate" means, for the Interest Period for each Eurodollar Rate Advance made as part of the same Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England, to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance made as part of such Borrowing and for a period equal to such Interest Period. The Eurodollar Rate for the Interest Period for each Eurodollar Rate Advance made as part of the same Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.09.

          "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.07(b).

          "Eurodollar Rate Reserve Percentage" of any Lender for the Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "Events  of  Default"  has  the  meaning  specified  in
     Section 6.01.

          "Existing Credit Agreements" means (i) the three-year Credit Agreement, dated as of May 13, 2004, among the Borrower, certain banks, Citibank, as agent for such banks, and the letter of credit issuing banks named therein and
     (ii) the five-year Credit Agreement, dated as of December 14, 2004, among the Borrower, certain banks, Citibank, N.A., as agent for such banks, and the letter of credit issuing banks named therein.

          "Extension of Credit" means (i) the disbursement of the proceeds of any Borrowing and (ii) the issuance of a Letter of Credit or the amendment of any Letter of Credit having the effect of extending the stated termination date thereof or increasing the maximum amount available to be drawn thereunder.

          "Extension  Notice Date" has the meaning  specified  in
     Section 2.18(a).

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Fee Letter" means that certain letter agreement, dated as of April 15, 2005, between the Borrower and Citigroup
     Global Markets Inc., as amended, modified and supplemented from time to time.

          "Granting Lender" has the meaning specified in  Section
     8.07(i).

          "Guaranty  Obligations" means (i)  direct  or  indirect
     guaranties in respect of, and obligations to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, Debt of any Person and (ii) other guaranty or similar obligations in respect of the financial obligations of others, including, without limitation, Support Obligations.

          "Increasing  Lender"  has  the  meaning  specified   in
     Section 2.05(b)(i).

          "Interest Period" means, for each Advance made as part of the same Borrowing, the period commencing on the date of such Advance or the date of the Conversion of any Advance into such an Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be 1, 2, 3 or 6 months (or any period of less than one month that ends on the then-scheduled Termination Date with respect to the Commitment of the Lender making such Advance in the case of a Eurodollar Rate Advance, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

               (i) the Borrower may not select any Interest Period that ends after the then-scheduled Termination Date with respect to the Commitment of the Lender making such Advance;

              (ii) Interest Periods commencing on the same date for Advances made as part of the same Borrowing shall be of the same duration;and

              (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Eurodollar Rate Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

          "Junior  Subordinated  Debentures"  means  any   junior
     subordinated deferrable interest debentures issued by any Significant Subsidiary or Entergy New Orleans from time to time.

          "LC Fee" is defined in Section 2.04(b).

          "LC Issuing Bank" means Citibank, ABN AMRO Bank N.V. and one or more other Lenders or Affiliates thereof that may be appointed from time to time by the Borrower to issue Letters of Credit under this Agreement and that are reasonably acceptable to the Administrative Agent, and "LC Issuing Banks" shall mean the LC Issuing Banks collectively.

          "LC Outstandings" means, on any date of determination, the sum of the undrawn stated amounts of all Letters of Credit that are outstanding on such date plus the aggregate principal amount of all unpaid reimbursement obligations of the Borrower on such date with respect to payments made by the LC Issuing Banks under Letters of Credit.

          "LC Payment Notice" is defined in Section 2.03(d).

          "Lenders" means the Banks listed on the signature pages hereof and each Person that shall become a party hereto pursuant to Section 8.07.

          "Letter of Credit" means letters of credit issued by an LC Issuing Bank pursuant to Section 2.03.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person or any of its subsidiaries shall be deemed to own, subject to a Lien, any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Majority Lenders" means at any time Lenders to which are owed more than 50% of the then aggregate unpaid principal amount of the Advances and participation obligations with respect to the LC Outstandings, or, if there are no Outstanding Credits, Lenders having more than 50% of the Commitments (without giving effect to any termination in whole of the Commitments pursuant to
     Section 6.02), provided, that for purposes hereof, neither the Borrower, nor any of its Affiliates, if a Lender, shall be included in (i) the Lenders holding such amount of the Advances or participation obligations with respect to the LC Outstandings or having such amount of the Commitments or
     (ii) determining the aggregate unpaid principal amount of the Advances or participation obligations with respect to the LC Outstandings or the total Commitments.

          "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

          "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding three plan years made or accrued an obligation to make contributions.

          "Net Available Cash" from a Stock Disposition means cash payments received therefrom net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state and local taxes required to be paid or accrued as a liability under generally accepted accounting principles, as a result of such Stock Disposition.

          "New SEC Order" means the order or orders of the SEC under the Public Utility Holding Company Act of 1935 authorizing the Borrower to obtain Extensions of Credit and to perform its obligations under this Agreement after June 30, 2007.

          "Non-Consenting  Lender" has the meaning  specified  in
     Section 2.18(d).

          "Non-Recourse Debt" means any Debt of any subsidiary of the Borrower that does not constitute Debt of the Borrower, any Significant Subsidiary or Entergy New Orleans.

          "Notice  of  Borrowing" has the  meaning  specified  in
     Section 2.02(a).

          "OECD" means the Organization for Economic Cooperation and Development.

          "Outstanding Credits" means, on any date of determination, an amount equal to the sum of (i) the aggregate principal amount of all Borrowings outstanding on such date plus (ii) the LC Outstandings on such date, in each case, after giving effect to all repayments and prepayments of Advances and Reimbursement Amounts and all reductions in the LC Outstandings on such date.

          "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

          "Percentage" means, for any Lender on any date of determination, the percentage obtained by dividing such Lender's Commitment on such day by the total of the Commitments on such date, and multiplying the quotient so obtained by 100%.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Preferred Equity" shall mean any stock, shares or other ownership interests in the issuer thereof howsoever evidenced (including, without limitation, limited liability company membership interests), whether with or without voting rights, that is entitled to dividends or distributions prior to the payment of dividends or distributions with respect to Common Equity.

          "Prepayment Event" means the occurrence of any event or the existence of any condition under any agreement or instrument relating to any Debt of a Significant Subsidiary that is outstanding in a principal amount in excess of $50,000,000 in the aggregate, which occurrence or event results in the declaration of such Debt being due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

          "Reference  Banks" means Citibank, ABN AMRO Bank  N.V.,
     BNP  Paribas,  JPMorgan Chase Bank and  The  Royal  Bank  of
     Scotland plc.

          "Register"    has    the    meaning    specified     in
     Section 8.07(c).

          "Reimbursement  Amount" has the  meaning  specified  in
     Section 2.03(c).

          "Relevant Ratings" means the Senior Debt Ratings of Entergy Arkansas, Entergy Gulf States, Entergy Louisiana or Entergy Mississippi assigned by Moody's and S&P that constitute the second lowest Senior Debt Ratings of all such Persons assigned by Moody's and S&P.

          "Reportable Event" has the meaning assigned to that term in Title IV of ERISA.

          "Request for Issuance" means a request made pursuant to
     Section 2.03(a) in the form of Exhibit A-3.

          "S&P"  means  Standard  & Poor's  Ratings  Services,  a
     division  of  The  McGraw-Hill  Companies,  Inc.,   or   any
     successor thereto.

          "SEC"  means the United States Securities and  Exchange
     Commission.

          "SEC    Order"    has   the   meaning   specified    in
     Section 3.01(a)(iii).

          "Senior Debt Rating" means, as to any Person, the rating assigned by Moody's or S&P to the senior secured long-term debt of such Person.

          "SERI"   means  Systems  Energy  Resources,  Inc.,   an
     Arkansas   corporation,  or  its  successors  and  permitted
     assigns.

          "Significant Subsidiary" means Entergy Arkansas, Entergy Gulf States, Entergy Louisiana, Entergy Mississippi, SERI and any other Domestic Regulated Utility Subsidiary of the Borrower: (i) the total assets (after intercompany eliminations) of which exceed 5% of the total assets of the Borrower and its subsidiaries or (ii) the net worth of which exceeds 5% of the Consolidated Net Worth of the Borrower and its subsidiaries, in each case as shown on the most recent audited consolidated balance sheet of the Borrower and its subsidiaries. In no event shall "Significant Subsidiary" include any Domestic Regulated Utility Subsidiary that as of March 31, 2005, (i) had total assets (after intercompany eliminations) that were 5% or less of the total assets of the Borrower and its subsidiaries as of such date or (ii) had a net worth that was 5% or less of the Consolidated Net Worth of the Borrower and its subsidiaries as of such date.

          "SPC" has the meaning specified in Section 8.07(i).

          "Stock Disposition" means, with respect to any Person, the issuance, sale, lease, transfer, conveyance or other disposition of (whether in one transaction or in a series of transactions) any Common Equity (or stock or other instruments convertible into Common Equity) of such Person.

          "Support Obligations" means any financial obligation, contingent or otherwise, of any Person guaranteeing or otherwise supporting any Debt or other obligation of any other Person in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt,
     (ii) to purchase property, securities or services for the purpose of assuring the owner of such Debt of the payment of such Debt, (iii) to maintain working capital, equity capital, available cash or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Debt, (iv) to provide equity capital under or in respect of equity subscription arrangements so as to assure any Person with respect to the payment of such Debt or the performance of such obligation, or (v) to provide financial support for the performance of, or to arrange for the performance of, any non-monetary obligations or non-funded debt payment obligations (including, without limitation, guaranties of payments under power purchase or other similar arrangements) of the primary obligor.

          "Termination  Date"  means  the  earlier  to  occur  of
     (i) May 25, 2010, or, as to any Lender, such later date that may be established for such Lender pursuant to Section 2.18, and (ii) date of termination in whole of the Commitments and each LC Issuing Bank's obligation to issue Letters of Credit pursuant to Section 2.05 or Section 6.02 hereof.

          "Utilization Percentage" means, as of any time for  the
     determination thereof, the percentage obtained  by  dividing
     the   aggregate   Outstanding  Credits  by   the   aggregate
     Commitments then in effect.

     SECTION 1.02.  Computation of Time Periods.

     In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means
"from  and  including" and the words "to" and "until" each  means
"to but excluding".

     SECTION 1.03.  Accounting Terms.

     All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) hereof.

     			   ARTICLE II

                AMOUNTS AND TERMS OF THE ADVANCES

     SECTION 2.01.  The Advances.

     Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower and to participate in the reimbursement obligations of the Borrower in respect of Letters of Credit from time to time on any Business Day during the period from the date hereof until the Termination Date with respect to the Commitment of such Lender in an aggregate amount not to exceed at any time outstanding the amount set opposite such Lender's name on Schedule II hereto or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c), as such amount may be reduced pursuant to Section 2.05(a) or increased pursuant to
Section 2.05(b) (such Lender's "Commitment"). Each Borrowing shall be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Advances of the same Type and, in the case of Eurodollar Rate Advances, having the same Interest Period made or Converted on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may from time to time borrow, prepay pursuant to
Section 2.11 and reborrow under this Section 2.01; provided, however, that at no time may the Outstanding Credits exceed the aggregate amount of the Commitments.

     SECTION 2.02.  Making the Advances.

     (a) Each Borrowing shall be made on notice, given (i) in the case of a Borrowing comprising Eurodollar Rate Advances, not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing, and (ii) in the case of a Borrowing comprising Base Rate Advances, not later than 11:00 A.M. (New York City time) on the date of the proposed Borrowing, by the Borrower to the Administrative Agent, which
shall  give  to  each  Lender prompt notice thereof.   Each  such
notice of a Borrowing (a "Notice of Borrowing") shall be transmitted by telecopier, telex or cable, confirmed immediately in writing, in substantially the form of Exhibit A-1 hereto, specifying therein the requested (A) date of such Borrowing,
(B) Type of Advances to be made in connection with such Borrowing, (C) aggregate amount of such Borrowing, and (D) in the case of a Borrowing comprising Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before
(x) 12:00 noon (New York City time) on the date of any Borrowing comprising Eurodollar Rate Advances, and (y) 1:00 P.M. (New York City time) on the date of any Borrowing comprising Base Rate
Advances, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02, in same day funds, such Lender's ratable portion of such Borrowing. After the Administrative
Agent's  receipt  of  such  funds and  upon  fulfillment  of  the
applicable   conditions   set   forth   in   Article   III,   the
Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address.

     (b) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Notice of Borrowing requesting Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

     (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower (following the Administrative Agent's demand on such Lender for the corresponding amount) severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances made in connection with such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

     (d) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

     SECTION 2.03.  Letters of Credit.

     (a) Subject to the terms and conditions hereof, each LC Issuing Bank agrees to issue Letters of Credit from time to time for the account of the Borrower (or the stated maturity thereof extended or terms thereof modified or amended) on not less than two Business Days' prior notice thereof by delivery of a Request for Issuance to the Administrative Agent (which shall promptly distribute copies thereof to the Lenders) and the applicable LC Issuing Bank. Each Request for Issuance shall specify (i) the date (which shall be a Business Day) of issuance of such Letter of Credit (or the date of effectiveness of such extension, modification or amendment) and the stated expiry date thereof (which shall be no later than five Business Days prior to the then-scheduled Termination Date), (ii) the proposed stated amount of such Letter of Credit (which shall not be less than $100,000),
(iii) the name and address of the beneficiary of such Letter of Credit and (iv) a statement of drawing conditions applicable to such Letter of Credit, and if such Request for Issuance relates to an amendment or modification of a Letter of Credit, it shall be accompanied by the consent of the beneficiary of the Letter of Credit thereto. Each Request for Issuance shall be irrevocable unless modified or rescinded by the Borrower not less than one day prior to the proposed date of issuance (or effectiveness) specified therein. Not later than 12:00 noon on the proposed date of issuance (or effectiveness) specified in such Request for Issuance, and upon fulfillment of the applicable conditions precedent and the other requirements set forth herein, the applicable LC Issuing Bank shall issue (or extend, amend or modify) such Letter of Credit and provide notice and a copy thereof to the Administrative Agent, which shall promptly furnish copies thereof to the Lenders.

    (b) No Letter of Credit shall be requested or issued hereunder if, after the issuance thereof, the Outstanding Credits would exceed the total Commitments scheduled to be in effect until the Termination Date. The Borrower will not request, and no LC Issuing Bank will issue a Letter of Credit, if after the issuance thereof, the LC Outstandings of such LC Issuing Bank would exceed $2,000,000,000.

    (c) The Borrower hereby agrees to pay to the Administrative Agent for the account of the applicable LC Issuing Bank and, if they shall have purchased participations in the reimbursement obligations of the Borrower pursuant to subsection (d) below, the Lenders, on demand made by the applicable LC Issuing Bank to the Borrower, on and after each date on which the applicable LC Issuing Bank shall pay any amount under any Letter of Credit issued by such LC Issuing Bank, a sum equal to the amount so paid (the "Reimbursement Amount") plus interest on the Reimbursement Amount from the date so paid by such LC Issuing Bank until repayment to such LC Issuing Bank in full at a fluctuating interest rate per annum equal to the interest rate applicable to Base Rate Advances plus, if any amount paid by such LC Issuing Bank under a Letter of Credit is not reimbursed by the Borrower within three Business Days, 2%. The Borrower may satisfy its obligation hereunder to repay the Reimbursement Amount by requesting a Borrowing under Section 2.02 in the amount of such Reimbursement Amount, and the proceeds of such Borrowing may be applied to satisfy the Borrower's obligations to the applicable LC Issuing Bank or the Lenders, as the case may be.

    (d) If any LC Issuing Bank shall not have been reimbursed in full for any payment made by such LC Issuing Bank under a Letter of Credit issued by such LC Issuing Bank on the date of such payment, such LC Issuing Bank shall give the Administrative Agent and each Lender prompt notice thereof (an "LC Payment Notice") no later than 12:00 noon on the Business Day immediately succeeding the date of such payment by such LC Issuing Bank. Each Lender severally agrees to purchase a participation in the reimbursement obligation of the Borrower to each LC Issuing Bank by paying to the Administrative Agent for the account of the applicable LC Issuing Bank an amount equal to such Lender's Percentage of such unreimbursed amount paid by such LC Issuing Bank, plus interest on such amount at a rate per annum equal to the Federal Funds Rate from the date of the payment by the applicable LC Issuing Bank to the date of payment to such LC Issuing Bank by such Lender. Each such payment by a Lender shall be made not later than 3:00 P.M. on the later to occur of (i) the Business Day immediately following the date of such payment by the applicable LC Issuing Bank and (ii) the Business Day on which such Lender shall have received an LC Payment Notice from the applicable LC Issuing Bank. Each Lender's obligation to make each such payment to the Administrative Agent for the account of any LC Issuing Bank shall be several and shall not be affected by the occurrence or continuance of an Event of Default or the failure of any other Lender to make any payment under this Section 2.03(d). Each Lender further agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

    (e) The failure of any Lender to make any payment to the Administrative Agent for the account of any LC Issuing Bank in accordance with subsection (d) above shall not relieve any other Lender of its obligation to make payment, but no Lender shall be responsible for the failure of any other Lender. If any Lender (a "Non-Performing Lender") shall fail to make any payment to the Administrative Agent for the account of any LC Issuing Bank in accordance with subsection (d) above within five Business Days after the LC Payment Notice relating thereto, then, for so long as such failure shall continue, the applicable LC Issuing Bank shall be deemed, for purposes of Section 8.01 and Article VI hereof, to be a Lender owed a Borrowing in an amount equal to the outstanding principal amount due and payable by such Non-Performing Lender to the Administrative Agent for the account of such LC Issuing Bank pursuant to subsection (d) above. Any Non-Performing Lender and the Borrower (without waiving any claim against such Lender for such Lender's failure to purchase a participation in the reimbursement obligations of the Borrower under subsection (d) above) severally agree to pay to the Administrative Agent for the account of the applicable LC Issuing Bank forthwith on demand such amount, together with interest thereon for each day from the date such Lender would have purchased its participation had it complied with the requirements of subsection (d) above until the date such amount is paid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to Base Rate Advances and
(ii) in the case of such Lender, the Federal Funds Rate.

    (f) The payment obligations of each Lender under Section 2.03(d) and of the Borrower under this Agreement in respect of any payment under any Letter of Credit by any LC Issuing Bank shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

          (i) any lack of validity or enforceability of this Agreement, any other Loan Document or any other agreement or instrument relating thereto or to such Letter of Credit;

         (ii) any amendment or waiver of, or any consent to departure from, the terms of this Agreement or such Letter of Credit;

        (iii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any beneficiary, or any transferee, of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the applicable LC Issuing Bank, or any other Person, whether in connection with this Agreement, the transactions contemplated hereby, thereby or by such Letter of Credit, or any unrelated transaction;

        (iv) any statement or any other document presented under such Letter of Credit reasonably proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

        (v) payment in good faith by the applicable LC Issuing Bank under the Letter of Credit issued by such LC Issuing Bank against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit; or

       (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

    (g) The Borrower assumes all risks of the acts and omissions of
any  beneficiary or transferee of any Letter of Credit.   Neither
the LC Issuing Banks, the Lenders nor any of their respective officers, directors, employees, agents or Affiliates shall be liable or responsible for (i) the use that may be made of such Letter of Credit or any acts or omissions of any beneficiary or transferee thereof in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by any LC Issuing Bank against presentation of documents that do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (iv) any other circumstances whatsoever in making or failing to make payment under such Letter of Credit. Notwithstanding any provision to the contrary contained in this Agreement, the Borrower and each Lender shall have the right to bring suit against any LC Issuing Bank, and such LC Issuing Bank shall be liable to the Borrower and any Lender, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower or such Lender which the Borrower or such Lender proves were caused by such LC Issuing Bank's willful misconduct or gross negligence, including, in the case of the Borrower, such LC Issuing Bank's willful failure to make timely payment under such Letter of Credit following the presentation to it by the beneficiary thereof of a draft and accompanying certificate(s) that strictly comply with
the   terms  and  conditions  of  such  Letter  of  Credit.    In
furtherance  and  not  in limitation of the  foregoing,  each  LC
Issuing   Bank   may   accept  sight  drafts   and   accompanying
certificates presented under the Letter of Credit issued by such LC Issuing Bank that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and payment against such documents shall not constitute willful misconduct or gross
negligence   by  such  LC  Issuing  Bank.   Notwithstanding   the
foregoing, no Lender shall be obligated to indemnify the Borrower for damages caused by any LC Issuing Bank's willful misconduct or gross negligence.

    (h) The letters of credit listed in Schedule 2.03(h) shall be deemed "Letters of Credit" upon fulfillment of the conditions listed in Section 3.01.

     SECTION 2.04.  Fees.

    (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee on the average daily amount of such Lender's Commitment from the date hereof in the case of each Bank, and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender, in the case of each other Lender, until the earlier to occur of the Termination Date with respect to the Commitment of such Lender and, in the case of the termination in whole of a Lender's
Commitment   pursuant  to  Section  2.05,  the   date   of   such
termination, payable on the last day of each March, June, September and December during such period, and on the Termination Date with respect to the Commitment of such Lender at the rate per annum set forth below in the columns identified as Level 1, Level 2, Level 3, Level 4 and Level 5, determined by reference to the Relevant Ratings:

           Level 1   Level 2   Level 3   Level 4  Level 5  Level 6
 __________________________________________________________________
           Relevant  Relevant  Relevant  Relevant Relevant Relevant
           Ratings   Ratings   Ratings   Ratings  Ratings  Ratings
           at least  Less      Less      Less     Less     below
   S&P     A+ or A1  than      than      than     than     BBB* and
                     Level 1   Level 2   Level 3  Level 4  Baa2*
   Moody's           but at    but at    but at   but at
                     least A   least A-  least    least
                     or A2     or A3     BBB+ or  BBB or
                                         Baa1     Baa2
__________________________________________________________________
 Rate Per
  Annum
__________________________________________________________________
 Facility
  Fee       0.900%   0.100%    0.125%    0.150%    0.175%   0.200%

                                                 *or unrated


Any change in the facility fee will be effective as of the date on which S&P or Moody's, as the case may be, announces the applicable change in any Senior Debt Rating.

     (b) The Borrower shall pay to the Administrative Agent for the account of each Lender a fee (the "LC Fee") on the average daily amount of the sum of the undrawn stated amounts of all Letters of Credit outstanding on each such day, from the date hereof in the case of each Bank, and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender, in the case of each other Lender, until the later to occur of the Termination Date with respect to the Commitment of such Lender and the date on which no Letters of Credit are outstanding, payable on the last day of each March, June, September and December during such period and such later date, at a rate equal at all times to the Applicable Margin in effect from time to time for Eurodollar Rate Advances. In addition, the Borrower shall pay to the LC Issuing Banks such fees for the issuance and maintenance of Letters of Credit and for drawings thereunder as may be separately agreed between the Borrower and the LC Issuing Banks.

     SECTION 2.05.  Adjustment of the Commitments.

     (a) The Borrower shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders; provided that each partial reduction shall be in the aggregate amount of $1,000,000 or an integral multiple thereof. Once terminated, a Commitment may not be reinstated.

     (b) (i) On any date on or prior to the Termination Date, the Borrower may increase the aggregate amount of the Commitments by an amount not less than $5,000,000 and to an amount not to exceed $2,500,000,000 (any such increase, a "Commitment Increase") by designating either one or more of the existing Lenders or one or more Affiliates thereof (each of which, in its sole discretion, may determine whether and to what degree to participate in such Commitment Increase) or one or more other Eligible Assignees reasonably acceptable to the Administrative Agent that at the time agree, in the case of any such Eligible Assignee that is an existing Lender, to increase its Commitment (an "Increasing Lender") and, in the case of any other Eligible Assignee or an Affiliate of a Lender (an "Additional Lender"), to become a party to this Agreement. The sum of the increases in the Commitments of the Increasing Lenders pursuant to this subsection (c) plus the Commitments of the Additional Lenders upon giving effect to the Commitment Increase shall not in the aggregate exceed the amount of the Commitment Increase. The Borrower shall provide prompt notice of any proposed Commitment Increase pursuant to this Section 2.05(b) to the Administrative Agent, which shall promptly provide a copy of such notice to the Lenders.

        (ii) Any Commitment Increase shall become effective upon (A) the receipt by the Administrative Agent of an agreement in form and substance satisfactory to the Administrative Agent signed by the Borrower, each Increasing Lender and each Additional Lender, setting forth the new Commitments of each such Lender and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof binding upon each Lender, (B) the funding by each Lender of the Advance(s) to be made by each such Lender described in paragraph (iii) below and (C) receipt by the Administrative Agent of a certificate (the statements contained in which shall be true) of a duly authorized officer of the Borrower stating that both before and after giving effect to such Commitment Increase
     (1) no Event of Default and no Prepayment Event has occurred and is continuing and (2) all representations and warranties made by such Borrower in this Agreement are true and correct in all material respects.

          (iii) Upon the effective date of any Commitment Increase, the Borrower shall prepay the outstanding Borrowings (if any) in full, and shall simultaneously make new Borrowings hereunder in an amount equal to such prepayment, so that, after giving effect thereto, the Borrowings are held ratably by the Lenders in accordance with their respective Commitments (after giving effect to such Commitment Increase). Prepayments made under this paragraph (iii) shall not be subject to the notice requirements of Section 2.11.

          (iv) Notwithstanding any provision contained herein to the contrary, from and after the date of any Commitment Increase and the making of any Advances on such date pursuant to paragraph
     (iii) above, all calculations and payments of the facility fee and of interest on the Advances shall take into account the actual Commitment of each Lender and the principal amount outstanding of each Advance made by such Lender during the relevant period of time.

     SECTION 2.06.  Repayment of Advances.

     The Borrower shall repay the principal amount of each Advance made by each Lender and as Converted from time to time on the earlier to occur of (i) 364 days after the date of the Borrowing comprising such Advance and (ii) the Termination Date with respect to the Commitment of such Lender.

     SECTION 2.07.  Interest on Advances.

     The Borrower shall pay interest on the unpaid principal amount of each Advance made by each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

     (a) Base Rate Advances. If such Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time plus the Applicable Margin for such Base Rate Advance in effect from time to time, payable quarterly on the last day of each March, June, September and December and on the date such Base Rate Advance shall be Converted or paid in full.

     (b) Eurodollar Rate Advances. Subject to Section 2.08, if such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin for such Eurodollar Rate Advance in effect from time to time, payable on the last day of each Interest Period for such Eurodollar Rate Advance and on the date such Eurodollar Rate Advance shall be Converted or paid in full and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period.

     SECTION 2.08.  Additional Interest on Eurodollar Rate Advances.

     The  Borrower  shall pay to each Lender,  so  long  as  such
Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Lender and notified to the Borrower through the Administrative Agent, and such determination shall be conclusive and binding for all purposes, absent manifest error.

     SECTION 2.09.  Interest Rate Determination.

     (a) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

     (b)  The Administrative Agent shall give prompt notice to the
Borrower  and  the  Lenders  of  the  applicable  interest   rate
determined   by   the  Administrative  Agent  for   purposes   of
Section 2.07(a) and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.07(b).

     (c) If fewer than two Reference Banks furnish timely information to the Administrative Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances,

          (i) the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

         (ii) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

        (iii) the obligation of the Lenders to make, or to Convert Advances into Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     (d) If, with respect to any Eurodollar Rate Advances, the Majority Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon

          (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and

         (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     SECTION 2.10.  Conversion of Advances.

          (a) Voluntary. The Borrower may, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.09 and 2.13, on any Business Day, Convert all Advances of one Type made in connection with the same Borrowing into Advances of another Type; provided, however, that any Conversion of, or with respect to, any Eurodollar Rate Advances into Advances of another Type shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Advances, unless the Borrower shall also
     reimburse  the  Lenders  in  respect  thereof  pursuant   to
     Section 8.04(b) on the date of such Conversion. Each such notice of a Conversion (a "Notice of Conversion") shall be by telecopier, telex or cable, confirmed immediately in writing, in substantially the form of Exhibit A-2 hereto, specifying therein
     (i) the date of such Conversion, (ii) the Advances to be Converted, and (iii) if such Conversion is into, or with respect to, Eurodollar Rate Advances, the duration of the Interest Period for each such Advance.

          (b) Mandatory. If a Borrower shall fail to select the Type of any Advance or the duration of any Interest Period for any Borrowing comprising Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period"
     in Section 1.01 and Section 2.10(a), or if any proposed Conversion of a Borrowing that is to comprise Eurodollar Rate Advances upon Conversion shall not occur as a result of the
     circumstances   described  in  paragraph  (c)   below,   the
     Administrative Agent will forthwith so notify the Borrower and the Lenders, and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

          (c) Failure to Convert. Each notice of Conversion given pursuant to subsection (a) above shall be irrevocable and binding on the Borrower. In the case of any Borrowing that is to comprise Eurodollar Rate Advances upon Conversion, the Borrower agrees to indemnify each Lender against any loss, cost or expense incurred by such Lender if, as a result of the failure of the Borrower to satisfy any condition to such Conversion (including, without limitation, the occurrence of any Prepayment Event or Event of Default, or any event that would constitute an Event of Default or a Prepayment Event with notice or lapse of time or
     both),  such  Conversion  does not  occur.   The  Borrower's
     obligations under this subsection (c) shall survive the repayment of all other amounts owing to the Lenders and the Administrative Agent under this Agreement and the termination of the Commitments.

     SECTION 2.11.  Prepayments.

     The Borrower may, upon notice received by the Administrative Agent prior to 11:00 A.M. (New York City time) on any Business Day, with respect to Base Rate Advances, and upon at least two Business Days' notice to the Administrative Agent, with respect to Eurodollar Rate Advances, stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances made as part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount not less than $1,000,000 or any integral multiple of $100,000 in excess thereof and (ii) in the case of any such prepayment of an Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(b) on the date of such prepayment.

     SECTION 2.12.  Increased Costs.

     (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements in the case of Eurodollar Rate Advances, included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

     (b) If any Lender or LC Issuing Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or
LC Issuing Bank or any corporation controlling such Lender or LC Issuing Bank and that the amount of such capital is increased by or based upon the existence of such Lender's or LC Issuing Bank's commitment to lend hereunder and other commitments of this type (including such Lender's or LC Issuing Bank's commitment to lend hereunder) or the Advances, then, upon demand by such Lender or
LC Issuing Bank (with a copy of such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender or LC Issuing Bank, from time to time as specified by such Lender or LC Issuing Bank, additional amounts sufficient to compensate such Lender or LC
Issuing   Bank  or  such  corporation  in  the  light   of   such
circumstances, to the extent that such Lender or LC Issuing Bank reasonably determines such increase in capital to be allocable to the existence of such Lender's or LC Issuing Bank's commitment to lend hereunder or the Advances made by such Lender or LC Issuing
Bank.   A  certificate in reasonable detail as  to  such  amounts
submitted to the Borrower and the Administrative Agent by such Lender or LC Issuing Bank shall be conclusive and binding for all purposes, absent manifest error.

     SECTION 2.13.  Illegality.

     Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of, any change in or any change in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (i) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist and (ii) the Borrower shall forthwith prepay in full all Eurodollar Rate Advances of all Lenders then outstanding, together with interest accrued thereon, unless the Borrower, within five Business Days of notice from the Administrative Agent, Converts all Eurodollar Rate Advances of all Lenders then outstanding into Advances of another Type in accordance with Section 2.10.

     SECTION 2.14.  Payments and Computations.

     (a) The Borrower shall make each payment hereunder not later than 12:00 noon (New York City time) on the day when due in U.S. dollars to the Administrative Agent at its address referred to in
Section 8.02 in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.02(c), 2.04, 2.08, 2.12, 2.15 or 8.04(b)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender or LC Issuing Bank to such Lender for the account of its Applicable Lending Office or to any LC Issuing Bank, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to
such   Assignment  and  Acceptance  shall  make  all  appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder, to charge from time to time to the extent permitted by law against any or all of the Borrower's accounts with such Lender any amount so due.

     (c) All computations of interest based on clause (i) of the definition of "Base Rate" shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate, the LC Fee, the Federal Funds Rate or clause (ii) of the definition of "Base Rate" and of facility fees shall be made by the Administrative Agent, and all computations of interest pursuant to Section 2.08 shall be made by a Lender, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Administrative Agent (or, in the case of Section 2.08, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender.
If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

    (f) Notwithstanding anything to the contrary contained herein, any Advance or other amount payable by the Borrower hereunder that is not paid when due (whether at stated maturity, by acceleration or otherwise), and all Advances at any time an Event of Default shall have occurred and be continuing, shall (to the fullest extent permitted by law) bear interest from the date when due until paid in full at a rate per annum equal at all times, in the case of each Advance, to the applicable interest rate in effect from time to time for such Advance plus 2% per annum, and, in the case of other amounts, to the Base Rate plus the Applicable Margin for Base Rate Advances plus 2% per annum, payable in each case upon demand.

     SECTION 2.15.  Taxes.

   (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.14, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, such LC Issuing Bank and the Administrative Agent, net income taxes and franchise taxes imposed in lieu of net income taxes on it by the jurisdiction under the laws of which such Lender, such LC Issuing Bank or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, net income taxes and franchise taxes imposed on it in lieu of net income taxes by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, any LC
Issuing Bank or the Administrative Agent, (i) the sum payable shall be increased (unless and to the extent that (x) the Borrower is required to deduct such Taxes because any Lender fails to comply with subsection (d) below or (y) such Taxes are imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent such Lender's assignor, if any, was entitled at the time of assignment, to receive additional amounts from the Borrower pursuant to this Section 2.15(a)) as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Lender, such LC Issuing Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Administrative Agent a certified copy of the original receipt received by the Borrower showing payment thereof.

   (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

   (c) The Borrower will indemnify each Lender, each LC Issuing Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.15) paid by such Lender, such LC Issuing Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender, such LC Issuing Bank or the Administrative Agent (as the case may be) makes written demand therefor. Nothing herein shall preclude the right of the Borrower to contest any such Taxes or Other Taxes so paid, and the Lenders or LC Issuing Banks in question or the Administrative Agent (as the case may be) will, following notice from, and at the expense of, the Borrower, take such actions as the Borrower may reasonably request to preserve the Borrower's rights to contest such Taxes or Other Taxes, and, within 60 days following receipt of any refund of amounts with respect to Taxes or Other Taxes for which such Lenders, such LC Issuing Banks or the Administrative Agent were previously indemnified under this
Section 2.15, pay to the Borrower such refunded amounts (including any interest paid by the relevant taxing authority with respect to such amounts) to the extent of the indemnity payments made by the Borrower; provided, however, that the Borrower agrees to repay the amount paid over to the Borrower if such Lender, such LC Issuing Bank or the Administrative Agent is required to repay such refund.

   (d) Prior to the date of the initial Borrowing in the case of each Bank, prior to the date of the initial issuance of any Letter of Credit, and on the date of the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, and from time to time thereafter if reasonably requested by the Borrower, an LC Issuing Bank or the Administrative Agent in writing, each Lender and each LC Issuing Bank organized under the laws of a jurisdiction outside the United States shall provide the Administrative Agent and the Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying that such Lender or such LC Issuing Bank is exempt from or eligible for a reduced rate of United States federal withholding taxes with respect to all payments to be made to such Lender hereunder or such LC Issuing Bank. Each LC Issuing Bank and each Lender shall deliver forms pursuant to this Section 2.15(d) showing eligibility for a reduced rate of United States federal withholding tax, rather than a complete exemption therefrom, only as a result of a change in treaty, law or regulation that occurs after the date such Lender or such LC Issuing Bank becomes a party to this Agreement; provided, however, that a Lender whose assignor, if any, was entitled at the time of assignment to a reduced rate of United States federal withholding tax, rather than a complete exemption therefrom, as a result of a change in treaty, law or regulation that occurred after the date such assignor became a party to this Agreement shall be entitled to deliver a form showing eligibility for a reduced rate of United States federal withholding tax to the extent that such assignor was so entitled. If for any reason during the term of this Agreement, any Lender or any LC Issuing Bank becomes unable to submit the forms referred to above or the information or representations contained therein are no longer accurate in any material respect, such Lender or such LC Issuing Bank shall notify the Administrative Agent and the Borrower in writing to that effect. Unless the Borrower and the
Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to United States federal withholding tax, the Borrower or, if the Borrower fails to do so, the Administrative Agent, shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender or any LC Issuing Bank organized under the laws of a jurisdiction outside the United States. Notwithstanding any other provision of this paragraph, a Lender or an LC Issuing Bank organized under the laws of a jurisdiction outside of the United States shall not be required to deliver any form that such Lender or such LC Issuing Bank is not legally able to deliver.

  (e) Any Lender claiming any additional amounts payable pursuant to this Section 2.15 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office, change its Applicable Lending Office to another office of the Lender or take other actions customary or otherwise reasonable under the circumstances if the making of such a change or the taking of such actions would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the sole judgment of such Lender, cause such Lender to suffer economic, legal or regulator disadvantage. Nothing in this subsection 2.15(e) shall postpone any of the obligations of the Borrower pursuant to Section 2.15.

(f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.15 shall survive the payment in full of principal and interest hereunder.

     SECTION 2.16.  Sharing of Payments, Etc.

     If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it (other than pursuant to Section 2.02(c), 2.08, 2.12, 2.15 or 8.04(b)) or, on
account of the Borrower's reimbursement obligations in respect of LC Outstandings in excess of its ratable share of payments on account of the Advances or on account of such reimbursement obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances made by them and such reimbursement obligations as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this
Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     SECTION 2.17.  Noteless Agreement; Evidence of Indebtedness.

     (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (b) The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Advance made hereunder, the Type thereof and the Interest Period (if any) with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

     (c) The entries maintained in the accounts maintained pursuant to subsections (a) and (b) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay such obligations in accordance with their terms.

     (d) Any Lender may request that its Advances be evidenced by one or more promissory notes. In such event, the Borrower shall
prepare,  execute  and  deliver  to  such  Lender  one  or   more
promissory notes payable to the order of such Lender and in a form acceptable to the Borrower and the Administrative Agent. Thereafter, the Advances evidenced by such note(s) and interest thereon shall at all times (including after any assignment pursuant to Section 8.07) be represented by notes from the Borrower, payable to the order of the payee named therein or any assignee pursuant to Section 8.07, except to the extent that any such Lender or assignee subsequently returns any such notes for cancellation and requests that such Borrowings once again be evidenced as in subsections (a) and (b) above.

     SECTION 2.18.  Extension of Termination Date.

     (a) So long as no Event of Default and no Prepayment Event has occurred and is continuing, the Borrower may, at least 30 but not more than 60 days prior to each anniversary of the date hereof (the "Extension Notice Date"), by delivering a written request to
the   Administrative  Agent  (such  request  being  irrevocable), request that each Lender extend for one year the Termination Date with respect to such Lender's Commitment. The Administrative Agent shall, upon its receipt of such request, promptly notify each Lender thereof, and request that each Lender promptly advise the Administrative Agent of its approval or rejection of such
request.   The  Borrower may exercise its  right  to  request  an
extension of the Termination Date under this Section 2.18 once per year no more than five times.

     (b) Upon receipt of such notification from the Administrative Agent, each Lender may (but shall not be required to), in its sole and absolute discretion, agree to extend the Termination
Date with respect to its Commitment and any of its outstanding Advances for a period of one year, and shall (should it determine to do so), no earlier than 30 days (but in any event no later than 20 days prior to the then-scheduled Termination Date)
following   its   receipt  of  such  notification,   notify   the
Administrative Agent in writing of its consent to such request. If any Lender shall not so notify the Administrative Agent, such Lender shall be deemed not to have consented to such request. The Administrative Agent shall thereupon notify the Borrower no later than 15 days prior to the then-scheduled Termination Date as to the Lenders, if any, that have consented to such request.

    (c) If Lenders holding Commitments aggregating more than 50% of the Commitments then in effect agree to such request, the Commitment of each Lender that consents to such request shall be extended for a period of one year, commencing on the then-scheduled Termination Date; subject, however, to the condition precedent that, on or prior to the date of such extension, the Administrative Agent shall have received the following, each dated such date and in form and substance satisfactory to the Administrative Agent: (i) a certificate of a duly authorized officer of the Borrower to the effect that as of the date of extension of the Termination Date (A) no event has occurred and is continuing, or would result from the extension of the Termination Date, that constitutes an Event of Default or would, with the giving of notice or the lapse of time, or both, constitute an Event of Default and (B) the representations and warranties contained in Section 4.01 are correct in all material respects on and as of the date of extension of the Termination
Date, before and after giving effect to such extension, as though made on and as of such date, (ii) certified copies of the resolutions of the Board of Directors of the Borrower authorizing such extension and the performance of this Agreement on and after the date of extension of the Termination Date, and of all documents evidencing other necessary corporate action and governmental and regulatory approvals with respect to this Agreement and such extension of the Termination Date and (iii) an opinion of the counsel of the Borrower, as to such matters related to the foregoing as the Administrative Agent or the Lenders through the Administrative Agent may reasonably request. Subject to subsection (d) below, the Commitment of any Lender electing not to extend (or failing to notify the Administrative Agent in writing of its consent to extend) the Termination Date shall automatically terminate on the then-scheduled Termination
Date (without regard to any extension by any other Lender).

   (d) In the event that any Lender (a "Nonconsenting Lender") shall not consent (or shall be deemed not to have consented) to an extension request of the Borrower made pursuant to subsection
(a) above, the Borrower will have the right to substitute other financial institutions reasonably acceptable to the Administrative Agent and the LC Issuing Banks for any Nonconsenting Lender (provided that the other Lenders shall have the right to increase their Commitments ratably according to the amount of their Commitments relative to the other Commitments that are to be extended up to the amount of the Commitment of such Nonconsenting Lender before the Borrower shall be permitted to substitute any other financial institution for such Nonconsenting Lender) by causing any Nonconsenting Lender to assign its Commitment pursuant to Section 8.07 hereof, provided, however, that the parties to any such assignment shall not be required to pay the processing and recordation fee otherwise payable under Section 8.07(a)(iv), and provided, further that such Nonconsenting Lender shall, prior to the effectiveness of any such assignment, be paid in full all amounts due to it hereunder.

   (e) Upon the extension of the Termination Date in accordance with this Section 2.18, the Administrative Agent shall deliver to each Lender a revised Schedule II setting forth the Commitment of each Lender after giving effect to such extension, and such
Schedule II shall replace the Schedule II in effect before the extension of the then applicable Termination Date.

  (f) In the event that any Lender shall not have consented to a request made by the Borrower under this Section 2.18 to extend the Termination Date, then, on the date of any termination or reduction of the Commitment pursuant to this Section 2.18, the Borrower shall pay or prepay to such Lender the aggregate outstanding principal amount of all Advances of such Lender with respect to such termination or reduction of its Commitment, together with accrued interest to the date of such prepayment on the principal amount prepaid and all other fees and other amounts due and payable to such Lender hereunder. In the case of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse each such Lender in respect thereof pursuant to Section 8.04(b).

                           ARTICLE III
               CONDITIONS OF EXTENSIONS OF CREDIT

     SECTION 3.01.  Conditions Precedent to Initial Extensions of
Credit.

     The obligation of each Lender to make its initial Advance and of each LC Issuing Bank to issue the initial Letter of Credit is subject to the conditions precedent that on or before the date of such Advance:

     (a) The Administrative Agent shall have received the following, each dated the same date (except for the financial statements referred to in paragraph (iv) below), in form and substance satisfactory to the Administrative Agent and (except for the notes described in paragraph (i)) with one copy for each Lender and each LC Issuing Bank:

          (i) A promissory note payable to the order of each Lender that requests one pursuant to Section 2.17;

          (ii) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement, and of all documents evidencing other necessary corporate action with respect to this Agreement;

          (iii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying (A) the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the other documents to be delivered hereunder;
     (B) that attached thereto are true and correct copies of the Certificate of Incorporation and the By Laws of the Borrower, in each case in effect on such date; and (C) that attached thereto are true and correct copies of all governmental and regulatory authorizations and approvals required for the due execution, delivery and performance of this Agreement, including, without limitation, a copy of the order dated June 30, 2004 (File No. 70-10202) of the SEC under the Public Utility Holding Company Act of 1935 authorizing the Borrower to obtain Extensions of Credit through June 30, 2007 and to execute, deliver and perform this Agreement (the "SEC Order");

          (iv) Copies of the consolidated balance sheets of the Borrower and its subsidiaries as of December 31, 2004, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its subsidiaries for the fiscal year then ended, and copies of the consolidated financial statements of the Borrower and its subsidiaries as of March 31, 2005, in each case certified by a duly authorized officer of the Borrower as having been prepared in accordance with generally accepted accounting principles consistently applied;

          (v) A favorable opinion of counsel for the Borrower, acceptable to the Administrative Agent, substantially in the form of Exhibit C hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request; and

          (vi) A favorable opinion of King & Spalding LLP, special New York counsel for the Administrative Agent, substantially in the form of Exhibit D hereto.

     (b) The Administrative Agent shall have received the fees payable pursuant to the Fee Letter.

     (c) The commitments of the lenders under the Existing Credit Agreements shall have been terminated, and the obligations of the Borrower under the Existing Credit Agreements to such lenders shall have been paid in full.

     SECTION 3.02.  Conditions Precedent to Each Extension of Credit.

     The obligation of each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing) and of each LC Issuing Bank to issue any Letter of Credit shall be subject to the further conditions precedent that on the date of such Borrowing:

     (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Request for Issuance or Notice of Conversion and the acceptance by the Borrower of any proceeds of a Borrowing or the issuance of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Extension of Credit or Conversion, as applicable, such statements are true):

          (i) The representations and warranties contained in Section 4.01 (excluding those contained in subsections (e) and (f) thereof with respect to each Extension of Credit requested after the initial Extension of Credit) are correct on and as of the date of such Extension of Credit, before and after giving effect to such Extension of Credit and to the application of the proceeds therefrom, as though made on and as of such date; and

          (ii) No event has occurred and is continuing, or would result from such Extension of Credit or from the application of the proceeds therefrom or the issuance or amendment of any Letter of Credit in connection therewith, that constitutes a Prepayment Event or an Event of Default or would constitute a Prepayment Event or an Event of Default with notice or lapse of time or both.

     (b) The Administrative Agent shall have received such other approvals, opinions or documents with respect to the truth of the foregoing statements (i) and (ii) as any Lender through the Administrative Agent may reasonably request.

     (c) Each Letter of Credit shall be in form and substance acceptable to the LC Issuing Bank issuing such Letter of Credit.

     SECTION 3.03. Conditions Precedent to Extensions of Credit After June 30, 2007.

     At any time after June 30, 2007, the obligation of each Lender to make an Advance as part of any Borrowing (including the initial Borrowing) that would increase the aggregate principal amount of Advances outstanding hereunder, and the obligation of each LC Issuing Bank to issue, amend, extend or renew a Letter of Credit (including the initial Letter of Credit), shall be subject to the further conditions precedent that on or prior to the date of such Extension of Credit the Administrative Agent shall have received the following, each dated the same date, in form and substance satisfactory to the Administrative Agent and with one copy for each LC Issuing Bank and each Lender:

          (i) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying that attached thereto is a true and correct copy of the New SEC Order and the Declaration on Form U-1 and amendments and exhibits thereto in the SEC file or files related thereto and that such order and declaration have been issued or filed and are in full force and effect; and

         (ii) An opinion of Thelen Reid & Priest LLP, special counsel for the Borrower, to the effect that no Governmental Action is or will be required in connection with the performance by the Borrower, or the consummation by the Borrower of the transactions contemplated by this Agreement other than the New SEC Order, which has been duly issued and is in full force and effect.

                      ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES

     SECTION 4.01.  Representations and Warranties of the Borrower.

     The Borrower represents and warrants as follows:

     (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted or the property owned, operated or leased by it requires such qualification, except where failure to so qualify would not materially adversely affect its condition (financial or otherwise), operations, business, properties, or prospects.

     (b) The execution, delivery and performance by the Borrower of this Agreement are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Borrower's charter or by-laws, (ii) law applicable to the Borrower or its properties, or (iii) any contractual or legal restriction binding on or affecting the Borrower or its properties.

     (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (i) is required for the due execution, delivery and performance by the Borrower of this Agreement, including obtaining any Extensions of Credit under this Agreement, except for the following (each of which has been duly filed or obtained, and is final and in full force and effect): (A) the filing of the Declaration on Form U-1 and amendments and exhibits thereto in File No. 70-10202 and (B) the SEC Order; and (ii) is required after June 30, 2007 for the performance by the Borrower of this Agreement, including obtaining any Extensions of Credit under this Agreement, except for the following: (A) the filing of a Declaration on Form U-1 and amendments and exhibits thereto, or the filing of amendments to File No. 70-10202, to request, among other things, that the term of the SEC Order be extended from at least June 30, 2007 to May 25, 2010, or such later Termination Date as extended pursuant to Section 2.18 and (B) the New SEC Order.

     (d) This Agreement is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its  terms,  subject,  however,  to  any  applicable  bankruptcy,
reorganization,   rearrangement,  moratorium  or   similar   laws
affecting generally the enforcement of creditors' rights and remedies and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     (e) The consolidated financial statements of the Borrower and its subsidiaries as of December 31, 2004 and for the year ended on such date, as set forth in the Borrower's Annual Report on Form 10-K for the fiscal year ended on such date, as filed with the SEC, accompanied by an opinion of Deloitte & Touche LLP, and the consolidated financial statements of the Borrower and its subsidiaries as of March 31, 2005 and for the fiscal period ended on such date set forth in the Borrower's Quarterly Report on Form 10-Q for the fiscal quarter ended on such date, as filed with the SEC, copies of each of which have been furnished to each Bank, fairly present (subject, in the case of such statements dated March 31, 2005, to year-end adjustments) the consolidated financial condition of the Borrower and its subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its subsidiaries for the periods ended on such
dates,   in   accordance  with  generally   accepted   accounting
principles consistently applied. Except as disclosed in the Borrower's Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2005, since December 31, 2004, there has been no material adverse change in the financial condition or operations of the Borrower.

     (f) Except as disclosed in the Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and the Borrower's Quarterly Report on Form 10-Q for the period ended March 31, 2005, there is no pending or threatened action or proceeding affecting the Borrower or any of its subsidiaries before any court, governmental agency or arbitrator that, if determined adversely, could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), operations, business, properties or prospects of the Borrower or on its ability to perform its obligations under this Agreement, or that purports to affect the legality, validity, binding effect or enforceability of this Agreement. There has been no change in any matter disclosed in such filings that could reasonably be expected to result in such a material adverse effect.

     (g) No event has occurred and is continuing that constitutes a Prepayment Event or an Event of Default or that would constitute a Prepayment Event or an Event of Default but for the requirement that notice be given or time elapse or both.

     (h) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and not more than 25% of the value of the assets of the Borrower and its subsidiaries subject to the restrictions of Section 5.02(a), (c) or (d) is, on the date hereof, represented by margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

     (i) The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment advisor" within the meaning of the Investment Company Act of 1940, as amended. The Borrower is a "holding company" as that term is defined in, and is registered under, the Public Utility Holding Company Act of 1935.

     (j) No ERISA Termination Event has occurred, or is reasonably expected to occur, with respect to any ERISA Plan that may materially and adversely affect the condition (financial or otherwise), operations, business, properties or prospects of the Borrower and its subsidiaries, taken as a whole.

     (k) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) with respect to each ERISA Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Banks, is complete and accurate and fairly presents the funding status of such ERISA Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

     (l) The Borrower has not incurred, and does not reasonably expect to incur, any withdrawal liability under ERISA to any Multiemployer Plan.

                            ARTICLE V
                    COVENANTS OF THE BORROWER

     SECTION 5.01.  Affirmative Covenants.

     So long as any amount payable by the Borrower hereunder shall remain unpaid or any Lender shall have any Commitment or any Letter of Credit shall remain outstanding hereunder, the Borrower will, unless the Majority Lenders shall otherwise consent in writing:

     (a) Keep Books; Corporate Existence; Maintenance of Properties; Compliance with Laws; Insurance; Taxes; Inspection Rights.

          (i) keep proper books of record and account, all in accordance with generally accepted accounting principles;

         (ii) except as otherwise permitted by Section 5.02(c), preserve and keep in full force and effect its existence and preserve and keep in full force and effect its licenses, rights and franchises to the extent necessary to carry on its business;

        (iii) maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition, and from time to time make or cause to be made all needful and proper repairs, renewals, replacements and improvements, in each case to the extent such properties are not obsolete and not necessary to carry on its business;

         (iv) comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or its property, except to the extent being contested in good faith by appropriate proceedings, and compliance with ERISA and Environmental Laws;

         (v) maintain insurance with responsible and reputable insurance companies or associations or through its own program of self-insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which it operates and furnish to the Administrative Agent, within a reasonable time after written request therefor, such information as to the insurance carried as any Lender, through the Administrative
Agent, may reasonably request;

        (vi) pay and discharge its obligations and liabilities in the ordinary course of business, except to the extent that such obligations and liabilities are being contested in good faith by appropriate proceedings; and

      (vii) from time to time upon reasonable notice, permit or arrange for the Administrative Agent, the LC Issuing Banks, the Lenders and their respective agents and representatives to inspect the records and books of account of the Borrower and its subsidiaries during regular business hours.

   (b)  Use of Proceeds.  The Borrower may use the proceeds
of the Borrowings  and the Letters of Credit for only general corporate purposes  including  (i) financing, in part, investments by and capital  expenditures  of  the  Borrower  and  its  subsidiaries,
(ii)  subject  to  the terms and conditions  of  this  Agreement, repurchases of common stock of the Borrower and/or investments in nonregulated  and/or  nonutility businesses and  (iii)  financing
working   capital   requirements  of   the   Borrower   and   its
subsidiaries.

  (c)  Reporting Requirements.  Furnish to the Lenders:

        (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, (A) consolidated balance sheets of the Borrower and its subsidiaries as of the end of such quarter and (B) consolidated statements of income and retained earnings of the Borrower and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, each certified by a duly authorized officer of the Borrower as having been prepared in accordance with generally accepted accounting principles, consistently applied;

       (ii) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the annual report for such year for the Borrower and its subsidiaries, containing consolidated financial statements for such year certified without qualification by Deloitte & Touche LLP (or such other nationally recognized public accounting firm as the Administrative Agent may approve), and certified by a duly authorized officer of the Borrower as having been prepared in accordance with generally accepted accounting principles, consistently applied;

      (iii) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower and within 120 days after the end of the fiscal year of the Borrower, a certificate of a duly authorized officer of the Borrower, stating that no Prepayment Event or Event of Default has occurred and is continuing, or if a Prepayment Event or an Event of Default has occurred and is continuing, a statement setting forth details of such Prepayment Event or Event of Default, as the case may be, and the action that the Borrower has taken and proposes to take with respect thereto;

       (iv) as soon as possible and in any event within five days after the Borrower has knowledge of the occurrence of each Prepayment Event, Event of Default and each event that, with the giving of notice or lapse of time or both, would constitute a Prepayment Event or an Event of Default, continuing on the date of such statement, a statement of the duly authorized officer of the Borrower setting forth details of such Prepayment Event or Event of Default or event, as the case may be, and the actions that the Borrower has taken and proposes to take with respect thereto;

        (v) as soon as possible and in any event within five days after the Borrower receives notice of the commencement of any litigation against, or any arbitration, administrative, governmental or regulatory proceeding involving, the Borrower or any of its subsidiaries, that, if adversely determined, could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), operations, business, properties or prospects of the Borrower, notice of such litigation describing in reasonable detail the facts and circumstances concerning such litigation and the Borrower's or such subsidiary's proposed actions in connection therewith;

       (vi) promptly after the sending or filing thereof, copies of all reports that the Borrower sends to any of its securities holders, and copies of all reports and registration statements which the Borrower files with the SEC or any national securities exchange pursuant to the Securities Act of 1933 or the Exchange Act, and of all certificates pursuant to Rule 24 which the Borrower files with the SEC pursuant to the Public Utility Holding Company Act of 1935 in connection with the proceeding of the SEC in File No. 70-10202 related to the SEC Order, the SEC file or files related to the New SEC Order or any subsequent proceedings related thereto;

       (vii) as soon as possible and in any event (A) within 30 days after the Borrower knows or has reason to know that any ERISA Termination Event described in clause (i) of the definition of ERISA Termination Event with respect to any ERISA Plan has occurred and (B) within 10 days after the Borrower knows or has reason to know that any other ERISA Termination Event with respect to any ERISA Plan has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Termination Event and the action, if any, that the Borrower proposes to take with respect thereto;

       (viii) promptly and in any event within two Business Days after receipt thereof by the Borrower from the PBGC, copies of each notice received by the Borrower of the PBGC's intention to terminate any ERISA Plan or to have a trustee appointed to administer any ERISA Plan;

        (ix) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form
     5500 Series) with respect to each ERISA Plan;

        (x) promptly and in any event within five Business Days after receipt thereof by the Borrower from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower concerning the imposition of withdrawal liability pursuant to
     Section 4202 of ERISA;

       (xi) promptly and in any event within five Business Days after Moody's or S&P has changed any Senior Debt Rating of any Significant Subsidiary, notice of such change; and

       (xii) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its subsidiaries as the Administrative Agent or any LC Issuing Bank or any Lender through the Administrative Agent may from time to time reasonably request.

     (d) SEC Orders. Maintain the SEC Order and, on and after the date of any Extension of Credit after June 30, 2007, the New SEC Order, in full force and effect and comply with all terms and conditions thereof until all amounts outstanding under this Agreement shall have been repaid or paid (as the case may be) and the Termination Date has occurred.

     SECTION 5.02.  Negative Covenants.

     So long as any amount payable by the Borrower hereunder shall remain unpaid or any Lender shall have any Commitment or any Letter of Credit shall remain outstanding hereunder, the Borrower will not, without the written consent of the Majority
Lenders:

     (a) Liens, Etc. Create or suffer to exist any Lien upon or with respect to any of its properties (including, without limitation, any shares of any class of equity security of any of its Significant Subsidiaries or of Entergy New Orleans), in each case to  secure  or  provide  for the payment  of  Debt,  other  than:
(i)  Liens in existence on the date of this Agreement; (ii) Liens for taxes, assessments or governmental charges or levies to the extent not past due, or which are being contested in good faith in appropriate proceedings diligently conducted and for which the Borrower has provided adequate reserves for the payment thereof in  accordance  with  generally accepted  accounting  principles;
(iii) pledges or deposits in the ordinary course of business to secure obligations under worker's compensation laws or similar legislation; (iv) other pledges or deposits in the ordinary course of business (other than for borrowed monies) that, in the aggregate, are not material to the Borrower; (v) purchase money mortgages or other liens or purchase money security interests upon or in any property acquired or held by the Borrower in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property; (vi) Liens imposed by law such as materialmen's, mechanics', carriers', workers' and repairmen's Liens and other similar Liens arising in the ordinary course of business for sums not yet due or currently
being   contested  in  good  faith  by  appropriate   proceedings
diligently conducted; (vii) attachment, judgment or other similar Liens arising in connection with court proceedings, provided that such Liens, in the aggregate, shall not exceed $50,000,000 at any one  time  outstanding, (viii) other Liens not otherwise referred to  in  the  foregoing clauses (i) through (vii) above,  provided that  such Liens, in the aggregate, shall not exceed $100,000,000 at any one time and (ix) Liens created for the sole purpose of extending, renewing or replacing in whole or in part Debt secured by any Lien referred in the foregoing clauses (i) through (vi) above, provided that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement, as the case may be, shall be limited to all or a part of the property or Debt that secured the Lien so extended, renewed or replaced (and any improvements on such property); provided, further, that no Lien permitted under the foregoing clauses (i) through (ix) shall be placed upon any shares of any class of equity security of any Significant Subsidiary or of Entergy New Orleans unless the
obligations  of  the  Borrower  to  the  Lenders  hereunder   are
simultaneously and ratably secured by such Lien pursuant to documentation satisfactory to the Lenders.

     (b)  Limitation on Debt.   Permit the total principal amount of
all Debt of the Borrower and its subsidiaries, determined on a consolidated basis and without duplication of liability therefor, at any time to exceed 65% of Capitalization determined as of the last day of the most recently ended fiscal quarter of the Borrower; provided, however, that for purposes of this Section 5.02(b) "Debt" and "Capitalization" shall not include (i) Junior Subordinated Debentures issued to a subsidiary trust which has issued preferred securities that are included in the calculation of "Capitalization" and (ii) any Debt of any subsidiary of the Borrower that is Non-Recourse Debt.

     (c) Mergers, Etc. Merge with or into or consolidate with or into any other Person, except that the Borrower may merge with any other Person, provided that, immediately after giving effect to any such merger, (i) the Borrower is the surviving corporation or (A) the surviving corporation is organized under the laws of one of the states of the United States of America and assumes the Borrower's obligations hereunder in a manner acceptable to the Majority Lenders, and (B) after giving effect to such merger, the senior unsecured long-term debt of such Person shall be at least BBB- and Baa3, (ii) no event shall have occurred and be continuing that constitutes a Prepayment Event or an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both, and
(iii) the Borrower shall not be liable with respect to any Debt or allow its property to be subject to any Lien which would not be permissible with respect to it or its property under this Agreement on the date of such transaction.

     (d) Disposition of Assets. Cause a Stock Disposition with respect to any Significant Subsidiary, or permit any Significant Subsidiary to cause a Stock Disposition with respect to any other Person, unless (i) the Borrower shall continue to own directly or indirectly all of the Common Equity of each Significant Subsidiary, or (ii) such Stock Disposition is pursuant, required or related to any regulatory authority and/or governing body (pertaining (A) to the organization or formation of a regional transmission organization or (B) to the separation or disaggregation of generation, transmission and/or distribution assets), and within 180 days of such Stock Disposition, the Borrower applies (or causes such Significant Subsidiary to apply) all of the Net Available Cash from such Stock Disposition (1) to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value Debt of the Borrower and/or Debt of one or more Domestic Regulated Utility Subsidiaries that remain a subsidiary of the Borrower and/or (2) to reinvest in the business of one or more Domestic Regulated Utility Subsidiaries of the Borrower.

                           ARTICLE VI
                 EVENTS OF DEFAULT AND REMEDIES

     SECTION 6.01.  Events of Default.

     Each of the following events shall constitute an "Event of Default" hereunder:

     (a) The Borrower shall fail to pay any principal of any Advance or any reimbursement obligation in respect of a Letter of Credit when the same becomes due and payable, or shall fail to pay interest thereon or any other amount payable under this Agreement within three Business Days after the same becomes due and payable; or

     (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect or misleading in any material respect when made; or

     (c) The Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.01(b) or 5.02 or
(ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

     (d) The Borrower shall fail to pay any principal of or premium or interest on any Debt of the Borrower that is outstanding in a principal amount in excess of $50,000,000 in the aggregate (but excluding Debt hereunder) when the same becomes due and payable
(whether    by    scheduled   maturity,   required    prepayment,
acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or

     (e) The Borrower, any Significant Subsidiary or Entergy New Orleans shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, any Significant Subsidiary or Entergy New Orleans seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower, any Significant Subsidiary or Entergy New Orleans shall take any corporate action to authorize or to consent to any of the actions set forth above in this subsection (e); or

    (f) Any judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Borrower and either
(i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

    (g) (i) An ERISA Plan of the Borrower or any ERISA Affiliate of the Borrower shall fail to maintain the minimum funding standards required by Section 412 of the Internal Revenue Code of 1986 for any plan year or a waiver of such standard is sought or granted under Section 412(d) of the Internal Revenue Code of 1986, or
(ii) an ERISA Plan of the Borrower or any ERISA Affiliate of the Borrower is, shall have been or will be terminated or the subject of termination proceedings under ERISA, or (iii) the Borrower or any ERISA Affiliate of the Borrower has incurred or will incur a liability to or on account of an ERISA Plan under Section 4062, 4063 or 4064 of ERISA and there shall result from such event either a liability or a material risk of incurring a liability to the PBGC or an ERISA Plan, or (iv) any ERISA Termination Event with respect to an ERISA Plan of the Borrower or any ERISA Affiliate of the Borrower shall have occurred, and in the case of any event described in clauses (i) through (iv), (A) such event
(if correctable) shall not have been corrected and (B) the then-present value of such ERISA Plan's vested benefits exceeds the then-current value of assets accumulated in such ERISA Plan by more than the amount of $25,000,000 (or in the case of an ERISA Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount).

     SECTION 6.02.  Remedies.

     If any Prepayment Event or Event of Default shall occur and be continuing, then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances and the obligation of each LC Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower, any Significant Subsidiary or Entergy New Orleans under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances and the obligation of each LC Issuing Bank to issue Letters of Credit shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

     SECTION 6.03.  Cash Collateral Account.

     Notwithstanding anything to the contrary contained herein, no notice given or declaration made by the Administrative Agent pursuant to this Article VI shall affect (i) the obligation of any LC Issuing Bank to make any payment under any Letter of Credit in accordance with the terms of such Letter of Credit or
(ii) the obligations of each Lender in respect of each such Letter of Credit; provided, however, that if an Event of Default has occurred and is continuing, the Administrative Agent shall at the request, or may with the consent, of the Majority Lenders, upon notice to the Borrower, require the Borrower to deposit with the Administrative Agent an amount in the cash collateral account (the "Cash Collateral Account") described below equal to the LC Outstandings on such date. Such Cash Collateral Account shall at all times be free and clear of all rights or claims of third parties. The Cash Collateral Account shall be maintained with the Administrative Agent in the name of, and under the sole dominion and control of, the Administrative Agent, and amounts deposited in the Cash Collateral Account shall bear interest at a rate equal to the rate generally offered by Citibank for deposits equal to the amount deposited by the Borrower in the Cash Collateral Account, for a term to be determined by the Administrative Agent, in its sole discretion. The Borrower hereby grants to the Administrative Agent for the benefit of the LC Issuing Banks and the Lenders a Lien in and hereby assigns to the Administrative Agent for the benefit of LC Issuing Banks and the Lenders all of its right, title and interest in, the Cash Collateral Account and all funds from time to time on deposit therein to secure its reimbursement obligations in respect of Letters of Credit. If any drawings then outstanding or thereafter made are not reimbursed in full immediately upon demand or, in the case of subsequent drawings, upon being made, then, in any such event, the Administrative Agent may apply the amounts then on deposit in the Cash Collateral Account, toward the payment in full of any of the LC Outstandings as and when such obligations shall become due and payable. Upon payment in full, after the termination of the Letters of Credit, of all such obligations, the Administrative Agent will repay and reassign to the Borrower any cash then in the Cash Collateral Account and the Lien of the Administrative Agent on the Cash Collateral Account and the funds therein shall automatically terminate.

                           ARTICLE VII
                            THE AGENT

     SECTION 7.01.  Authorization and Action.

     Each LC Issuing Bank and Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Advances), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender and LC Issuing Bank prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

     SECTION 7.02.  Administrative Agent's Reliance, Etc.

     Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 7.03.  Citibank and Affiliates.

     With respect to its Commitment and the Advances made by it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its subsidiaries and any Person who may do business with or own securities of the Borrower or any such subsidiary, all as if Citibank were not the Administrative Agent and without any duty to account therefor to the Lenders.

     SECTION 7.04.  Lender Credit Decision.

     Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in
Section 4.01(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 7.05.  Indemnification.

     The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Advances then outstanding to each of them (or if no Advances are at the time outstanding, ratably according to the respective amounts of their
Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the
Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such expenses are reimbursable by the Borrower but for which the Administrative Agent is not reimbursed by the Borrower.

     SECTION 7.06.  Successor Administrative Agent.

     The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority
Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent, which, for so long as no Prepayment Event or Event of Default has occurred and is continuing, shall be a Lender and shall be approved by the Borrower (with such approval not to be unreasonably withheld or delayed). If no successor Administrative Agent shall have been so appointed by the Majority Lenders and approved by the Borrower, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any other country that is a member of the OECD having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. Notwithstanding the foregoing, if no Prepayment Event or Event of Default, and no event that with the giving of notice or the passage of time, or both, would constitute a Prepayment Event or an Event of Default, shall have occurred and be continuing, then no successor Administrative Agent shall be appointed under this Section 7.06 without the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed.

                          ARTICLE VIII
                          MISCELLANEOUS

     SECTION 8.01.  Amendments, Etc.

     No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (other than any Lender that is the Borrower or an Affiliate of the Borrower), do any of the following:
(a) waive any of the conditions specified in Section 3.01 or 3.02, (b) increase the Commitments of the Lenders (other than pursuant to Section 2.05(b)) or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder,
(d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders that shall be required for the Lenders or any of them to take any action hereunder or (f) amend this Section 8.01; and provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and the LC Issuing Banks in addition to the Lenders required above to take such action, affect the rights or duties of the
Administrative Agent or the LC Issuing Banks under this Agreement, and provided further, that this Agreement may be amended and restated without the consent of any Lender, any LC Issuing Bank or the Administrative Agent if, upon giving effect to such amendment and restatement, such Lender, such LC Issuing Bank or the Administrative Agent, as the case may be, shall no longer be a party to this Agreement (as so amended and restated) or have any Commitment or other obligation hereunder or under any Letter of Credit and shall have been paid in full all amounts payable hereunder to such Lender, such LC Issuing Bank or the Administrative Agent, as the case may be.

     SECTION 8.02.  Notices, Etc.

     All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at 639 Loyola Avenue, New Orleans, LA 70113, Email: smcneal@entergy.com, Attention: Treasurer; if to any Bank or LC Issuing Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its
Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender and if to the Administrative Agent, at its address at Two Penns Way, Suite 200, New Castle, Delaware 19720, Attention: Bank Loan Syndications, Jacqueline Caine (Telephone: 302-894-6079, Telecopier: 212-994-0961, Email: jacqueline.caine@citigroup.com; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or VII shall not be effective until received by the Administrative Agent. Except as otherwise provided in Section 5.01(c), notices and other communications given by the Borrower to the Administrative Agent shall be deemed given to the Lenders.

     SECTION 8.03.  No Waiver; Remedies.

     No failure on the part of any Lender, any LC Issuing Bank or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 8.04.  Costs and Expenses; Indemnification.

     (a) The Borrower agrees to pay on demand all costs and expenses incurred by the Administrative Agent in connection with the preparation, execution, delivery, syndication administration, modification  and  amendment  of this  Agreement  and  the  other
documents   to   be   delivered  hereunder,  including,   without
limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement, subject, in each case, to the terms of the Fee Letter. Any invoices to the Borrower with respect to the aforementioned expenses shall
describe  such  costs  and expenses in  reasonable  detail.   The
Borrower  further agrees to pay on demand all costs and expenses, if  any (including, without limitation, counsel fees and expenses of outside counsel and of internal counsel), incurred by the Administrative Agent, the Lenders and the LC Issuing Banks in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of, and the protection of the rights of the Lenders under, this Agreement and the other
documents   to   be   delivered  hereunder,  including,   without
limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a).

     (b) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.05(b)(iii), 2.09(d), 2.10, 2.11 or 2.13, acceleration of the maturity of the Advances pursuant to
Section 6.02, assignment to another Lender upon demand of the Borrower pursuant to Section 8.07(g) for any other reason, the Borrower shall, upon demand by any Lender or any LC Issuing Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender or such LC Issuing Bank any amounts required to compensate such Lender or such LC Issuing Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits upon such Lender's or such LC Issuing Bank's representation to the Borrower that it has made reasonable efforts to mitigate such loss), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance. Any Lender making a demand pursuant to this Section 8.04(b) shall provide the Borrower with a written certification of the amounts required to be paid to such Lender, showing in reasonable detail the basis for the Lender's determination of such amounts; provided, however, that no Lender shall be required to disclose any confidential or proprietary information in any certification provided pursuant hereto, and the failure of any Lender to provide such certification shall not affect the obligations of the Borrower hereunder.

     (c) The Borrower hereby agrees to indemnify and hold each Lender, each LC Issuing Bank, the Administrative Agent and their respective Affiliates and their respective officers, directors, employees and professional advisors (each, an "Indemnified Person") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorney's fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or is otherwise subjected to judicial or legal process arising from any such proceeding) that any of them may incur or which may be claimed against any of them by any Person or entity by reason of or in connection with the execution, delivery or performance of this Agreement or any transaction contemplated hereby, or the use by the Borrower or any of its subsidiaries of the proceeds of any Advance or the use by the Borrower or any beneficiary of any Letter of Credit of such Letter of Credit, except that no Indemnified Person shall be entitled to any indemnification hereunder to the extent that such claims, damages, losses, liabilities, costs or expenses are finally determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person. The Borrower's obligations under this Section 8.04(c) shall survive the repayment of all amounts owing to the Lenders, the LC Issuing Banks, and the Administrative Agent under this Agreement and the termination of the Commitments. If and to the extent that the obligations of the Borrower under this Section 8.04(c) are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law. The Borrower also agrees not to assert any claim against any Lender, any LC Issuing Bank, any of such Lender's or such LC Issuing Bank's affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or the use by the Borrower or any beneficiary of any Letter of Credit of such Letter of Credit.

     SECTION 8.05.  Right of Set-off.

     Upon  (i) the occurrence and during the continuance  of  any
Prepayment Event or Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.02 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.02, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section
8.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

     SECTION 8.06.  Binding Effect.

     This Agreement shall become effective when it shall have been executed by the Borrower, the Lenders and the Administrative Agent and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each LC Issuing Bank and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

     SECTION 8.07.  Assignments and Participations.

     (a) Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it); provided, however, that (i) the Borrower (unless a Prepayment Event or an Event of Default shall have occurred and be continuing), each LC Issuing Bank and the Administrative Agent shall have consented to such assignment (in the case of the Administrative Agent and the Borrower, with each such consent not to be unreasonably withheld or delayed) by signing the Assignment and Acceptance referred to in clause (iv) below; (ii) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement; (iii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 and shall be an integral multiple of $1,000,000 (or shall be the total amount of the assigning Lender's Commitment); and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any promissory notes held by the assigning Lender and a processing and recordation fee of $3,500 (plus an amount equal to out-of-pocket legal expenses of the Administrative Agent, estimated by the Administrative Agent and advised to such parties). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Notwithstanding anything to the contrary contained in this Agreement, any Lender at any time may assign all or any portion of its rights and obligations under this Agreement to any Affiliate or Approved Fund of such Lender.

     (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto
as  follows:   (i) other than as provided in such Assignment  and
Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any
statements,  warranties  or  representations  made   in   or   in
connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished
pursuant   hereto;   (ii)   such  assigning   Lender   makes   no
representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the
performance  or  observance  by  the  Borrower  of  any  of   its
obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (c) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any promissory notes held by the assigning Lender, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

    (e) Each Lender may sell participations to one or more banks, financial institutions or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it); provided, however, that
(i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the maker of any such Advance for all purposes of this Agreement and (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

    (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender.

    (g)  If any Lender shall make any demand for payment under
Section 2.12 or 2.15, or if any Lender shall be the subject of any notification or assertion of illegality under Section 2.13, then within 30 days after any such demand (if, but only if, such demanded payment has been made by the Borrower) or notification or assertion, the Borrower may, with the approval of the Administrative Agent and the LC Issuing Banks (which approval shall not be unreasonably withheld) and provided that no Prepayment Event, Event of Default or event that, with the giving of notice or lapse of time or both, would constitute an Event of Default, shall then have occurred and be continuing, demand that such Lender assign in accordance with this Section 8.07 to one or more assignees designated by the Borrower and acceptable to the Administrative Agent all (but not less than all) of such Lender's Commitment and the Advances owing to it within the period ending on the later to occur of such 30th day and the last day of the longest of the then current Interest Periods for such Advances; provided, however, that the Borrower shall pay to the Administrative Agent the $3,500 administrative fee payable pursuant to clause (iv) of subsection (a) above if such assignee is not a Lender immediately prior to such assignment. If any such assignee designated by the Borrower and approved by the Administrative Agent shall fail to consummate such assignment on terms acceptable to such Lender, or if the Borrower shall fail to designate any such assignees acceptable to the Administrative Agent for all or part of such Lender's Commitment or Advances, then such demand by the Borrower shall become ineffective; it being understood for purposes of this subsection (h) that such assignment shall be conclusively deemed to be on terms acceptable to such Lender, and such Lender shall be compelled to consummate such assignment to an Eligible Assignee designated by the Borrower, if such Eligible Assignee (A) shall agree to such assignment by entering into an Assignment and Acceptance with such Lender and (B) shall offer compensation to such Lender in an amount equal to all amounts then owing by the Borrower to such Lender hereunder, whether for principal, interest, fees, costs or expenses (other than the demanded payment referred to above and payable by the Borrower as a condition to the Borrower's right to demand such assignment), or otherwise. In addition, in the event that the Borrower shall be entitled to demand the replacement of any Lender pursuant to this subsection (h), the Borrower may, in the case of any such Lender, with the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and provided that no Prepayment Event, Event of Default or event that, with the giving of notice or lapse of time or both, would constitute an Event of Default, shall then have occurred and be continuing, terminate all (but not less than all) such Lender's Commitment and prepay all (but not less than all) such Lender's Advances not so assigned, together with all interest accrued thereon to the date of such prepayment and all fees, costs and expenses and other amounts then owing by the Borrower to such Lender hereunder, at any time from and after such later occurring day in accordance with Sections 2.05 and
2.11 hereof (but without the requirement stated therein for ratable treatment of the other Lenders), if and only if, after giving effect to such termination and prepayment, the sum of the aggregate principal amount of the Advances of all Lenders then outstanding does not exceed the then remaining Commitments of the Lenders. Notwithstanding anything set forth above in this subsection (h) to the contrary, the Borrower shall not be entitled to compel the assignment by any Lender demanding payment under Section 2.12(a) of its Commitment and Advances or terminate and prepay the Commitment and Advances of such Lender if, prior to or promptly following any such demand by the Borrower, such Lender shall have changed or shall change, as the case may be, its Applicable Lending Office for its Eurodollar Rate Advances so as to eliminate the further incurrence of such increased cost.
In furtherance of the foregoing, any such Lender demanding payment or giving notice as provided above agrees to use reasonable efforts to so change its Applicable Lending Office if, to do so, would not result in the incurrence by such Lender of additional costs or expenses which it deems material or, in the sole judgment of such Lender, be inadvisable for regulatory, competitive or internal management reasons.

    (h) Anything in this Section 8.07 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of its Commitment and the Advances owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

    (i) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") of such Granting Lender identified as such in writing from time to time by the Granting Lender to the Administrative Agent, the LC Issuing Banks and the Borrower, the option to provide to the Borrower all or any part of any Advance that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that
(i) nothing herein shall constitute a commitment by any such SPC to make any Advance, (ii) if such SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof and (iii) no SPC or Granting Lender shall be entitled to receive any greater amount pursuant to Section 2.12 or 8.04(b) than the Granting Lender would have been entitled to receive had the Granting Lender not otherwise granted such SPC the option to provide any Advance to the Borrower. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would otherwise be liable so long as, and to the extent that, the related Granting Lender provides such indemnity or makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against or join any other person in instituting against such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. Notwithstanding the foregoing, the Granting Lender unconditionally agrees to indemnify the Borrower, the LC Issuing Banks, the Administrative Agent and each Lender against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be incurred by or asserted against the Borrower, the LC
Issuing Banks, the Administrative Agent or such Lender, as the case may be, in any way relating to or arising as a consequence of any such forbearance or delay in the initiation of any such proceeding against its SPC. Each party hereto hereby acknowledges and agrees that no SPC shall have the rights of a Lender hereunder, such rights being retained by the applicable Granting Lender. Accordingly, and without limiting the foregoing, each party hereby further acknowledges and agrees that no SPC shall have any voting rights hereunder and that the voting rights attributable to any Advance made by an SPC shall be exercised only by the relevant Granting Lender and that each Granting Lender shall serve as the administrative agent and attorney-in-fact for its SPC and shall on behalf of its SPC receive any and all payments made for the benefit of such SPC and take all actions hereunder to the extent, if any, such SPC shall have any rights hereunder. In addition, notwithstanding anything to the contrary contained in this Agreement any SPC may (i) with notice to, but without the prior written consent of any other party hereto, assign all or a portion of its interest in any Advances to the Granting Lender and (ii) disclose on a confidential basis any information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 8.07(i) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Advance is being funded by an SPC at the time of such amendment.

     SECTION 8.08.  Governing Law.

     THIS  AGREEMENT AND ANY NOTE ISSUED PURSUANT TO SECTION 2.17
SHALL  BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE  LAW
OF THE STATE OF NEW YORK.

     SECTION 8.09.  Consent to Jurisdiction; Waiver of Jury Trial.

     (a) To the fullest extent permitted by law, the Borrower hereby irrevocably (i) submits to the non-exclusive jurisdiction of any
New York State or Federal court sitting in New York City and any appellate court from any thereof in any action or proceeding arising out of or relating to this Agreement and (ii) agrees that all  claims in respect of such action or proceeding may be  heard and  determined in such New York State court or in  such  Federal
court.   The  Borrower hereby irrevocably waives, to the  fullest
extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower also irrevocably consents, to the fullest extent permitted by law, to the service of any and all process in any such action or proceeding by the mailing by certified mail of copies of such process to the Borrower at its address specified in Section 8.02.
The Borrower agrees, to the fullest extent permitted by law, that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (b) THE BORROWER, EACH LC ISSUING BANK, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY
JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF  OR
RELATING   TO  THIS  AGREEMENT  OR  ANY  INSTRUMENT  OR  DOCUMENT
DELIVERED HEREUNDER.

     SECTION 8.10.  Execution in Counterparts.

     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 8.11.  Electronic Communications.

     (a) The Borrower hereby agrees that, to the extent the Borrower is so able, it will provide to the Administrative Agent all information, documents and other materials that it is obligated
to   furnish  to  the  Administrative  Agent  pursuant  to   this
Agreement, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates
and   other  information  materials,  but  excluding   any   such
communication that (i) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any default or event of default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit thereunder (all such non-excluded communications being referred to  herein collectively as "Communications"), by transmitting the
Communications  in  an  electronic/soft  medium   in   a   format
acceptable      to      the     Administrative      Agent      to
oploanswebadmin@citigroup.com.  In addition, the Borrower  agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement but only to the
extent  requested  by the Administrative Agent.   To  the  extent
Borrower is unable to deliver any portion of the Communications in an electronic/soft medium form, the Borrower shall promptly deliver hard copies of such Communications to the Administrative Agent.

     (b) The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders and the LC Issuing Banks by posting the Communications on Intralinks or a
substantially  similar  electronic  transmission   systems   (the
"Platform"). The Borrower acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.

    (c) THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE". THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, "AGENT PARTIES") HAVE ANY
LIABILITY TO THE BORROWER, ANY LENDER, ANY LC ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING,
WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER'S OR THE ADMINISTRATIVE AGENT'S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY
IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     (d) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of this Agreement. Each Lender and each LC Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender or such LC Issuing Bank for purposes of this Agreement. Each Lender and each LC Issuing Bank agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender's or such LC Issuing Bank's e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.
(e) Nothing herein shall prejudice the right of the Administrative Agent, any LC Issuing Bank or any Lender to give any notice or other communication pursuant to this Agreement in any other manner specified in this Agreement.

     [The remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                              ENTERGY CORPORATION


                              By____________________________
                                Steven C. McNeal
                                Vice President and Treasurer



                              CITIBANK, N.A.,
                                as Administrative Agent, LC
                                  Issuing Bank and Bank


                              By____________________________
                                 Name:
                                 Title:

                              BANKS

                              ABN AMRO BANK N.V.,
                                as LC Issuing Bank and Bank


                              By____________________________
                                 Name:
                                 Title:


                              By____________________________
                                 Name:
                                 Title:

                              BARCLAYS BANK PLC


                              By____________________________
                                 Name:
                                 Title:


                              BAYERISCHE HYPO-UND VEREINSBANK AG,
                              NEW YORK BRANCH


                              By____________________________
                                 Name:
                                 Title:


                              By____________________________
                                 Name:
                                 Title:




                              BNP PARIBAS


                              By____________________________
                                 Name:
                                 Title:



                              By____________________________
                                 Name:
                                 Title:


                              CALYON NEW YORK BRANCH


                              By____________________________
                                 Name:
                                 Title:


                              By____________________________
                                 Name:
                                 Title:


                              CREDIT SUISSE FIRST BOSTON, ACTING
                              THROUGH ITS CAYMAN ISLANDS BRANCH


                              By____________________________
                                 Name:
                                 Title:


                              By____________________________
                                 Name:
                                 Title:

                              JPMORGAN CHASE BANK



                              By____________________________
                                 Name:
                                 Title:


                              KBC BANK N.V.


                              By____________________________
                                 Name:
                                 Title:



                              By____________________________
                                 Name:
                                 Title:

                              KEYBANK NATIONAL ASSOCIATION


                              By____________________________
                                 Name:
                                 Title:


                              LEHMAN BROTHERS BANK, FSB


                              By____________________________
                                 Name:
                                 Title:


                              MELLON BANK, N.A.


                              By____________________________
                                 Name:
                                 Title:


                              MIZUHO CORPORATE BANK, LTD.


                              By____________________________
                                 Name:
                                 Title:


                              MORGAN STANLEY BANK


                              By____________________________
                                 Name:
                                 Title:


                              REGIONS BANK


                              By____________________________
                                 Name:
                                 Title:


                              SOCIETE GENERALE


                              By____________________________
                                 Name:
                                 Title:


                              THE BANK OF NEW YORK


                              By____________________________
                                 Name:
                                 Title:


                              THE ROYAL BANK OF SCOTLAND PLC


                              By____________________________
                                 Name:
                                 Title:


                              UFJ BANK LIMITED


                              By____________________________
                                 Name:
                                 Title:


                              UNION BANK OF CALIFORNIA, N.A.


                              By____________________________
                                 Name:
                                 Title:


                              WACHOVIA BANK, NA


                              By____________________________
                                 Name:
                                 Title:


                              WEST LB AG, NEW YORK BRANCH


                              By____________________________
                                Name:
                                Title:


                              By____________________________
                                 Name:
                                 Title:




                           SCHEDULE I

               LIST OF APPLICABLE LENDING OFFICES

                       ENTERGY CORPORATION

              U.S. $2,000,000,000 Credit Agreement


                       Domestic              Eurodollar
 Name of Bank          Lending Office        Lending Office
___________________________________________________________

Citibank, N.A.         2 Penn's Way          2 Penn's Way
                       Suite 200             Suite 200
                       New Castle, DE 19720  New Castle, DE 19720
                       Attn: Betsy Wier      Attn: Betsy Wier
                       Bank Loan Operations  Bank Loan Operations
                       Phone: 302-894-6025   Phone: 302-894-6025
                       Fax: 212-994-0961     Fax: 212-994-0961

ABN AMRO Bank N.V.     208 South LaSalle     208 South LaSalle
                       Street                Street
                       Suite 1500            Suite 1500
                       Chicago, IL 60604-    Chicago, IL 60604-
                         1003                  1003
                       Attn: Credit          Attn: Credit
                         Administration        Administration
                       Fax:  312-992-5111    Fax:  312-992-5111
                       Email:                Email:
                       Melanie.dziobas@abna  Melanie.dziobas@abna
                        mro.com               mro.com

                       4400 Post Oak         4400 Post Oak
                       Parkway               Parkway
                       Suite 1500            Suite 1500
                       Houston, TX 77027     Houston, TX 77027
                       Attn:  Scott          Attn:  Scott
                        Donaldson             Donaldson
                       Fax:  832-681-7144    Fax:  832-681-7144
                       Email:                Email:
                       scott.donaldson@abna  scott.donaldson@abna
                        mro.com               mro.com

Barclays Bank PLC      200 Park Avenue       200 Park Avenue
                       4th Floor             4th Floor
                       New York, NY 10166    New York, NY 10166

Bayerische Hypo-und    Bayerische Hypo-und   Bayerische Hypo-und
Vereinsbank AG, New    Vereinsbank           Vereinsbank
York Branch             AG, New York Branch   AG, Grand Cayman Branch
                       150 East 42nd Street  c/o Bayerische Hypo-und
                       New York, NY 10017     Vereinsbank AG
                                             150 East 42nd Street
                                             New York, NY 10017

BNP Paribas            787 Seventh Avenue    787 Seventh Avenue
                       New York, N.Y.        New York, N.Y.
                        10019                 10019
                       Phone: 212-841-2000   Phone: 212-841-2000
                       Fax: 212-841-2555     Fax: 212-841-2555


Calyon New York        1301 Avenue of the    1301 Avenue of the
 Branch                 Americas              Americas
                       New York, NY  10019   New York, NY  10019

Credit Suisse First    One Madison Avenue    One Madison Avenue
Boston, acting         New York, NY  10010   New York, NY  10010
through its Cayman     Attn:  Ed Markowski   Attn:  Ed Markowski
Islands Branch          Leslie Hazel           Leslie Hazel
                       Phone:  212-538-3380  Phone: 212-538-3380
                               212-325-9049         212-325-9049
                       Fax:    212-538-6851   Fax:  212-538-6851
                               212-325-8317         212-325-8317
                       Email:                Email:
                       edward.markowski@csf  edward.markowski@csf
                        b.com/hazelleslie@cs  b.com/hazelleslie@cs
                        fb.com                fb.com

JPMorgan Chase Bank    1111 Fannin-10th Flr  1111 Fannin-10th Flr
                       Houston, TX 77002     Houston, TX 77002
                       Attn:  Jaime Garcia/  Attn:  Jaime Garcia/
                       Sylvia Gutierrez      Sylvia Gutierrez
                       Phone: 713-750-2377   Phone: 713-750-2377
                              713-750-2510          713-750-2510
                       Fax:   713-750-6307     Fax: 713-750-6307
                              713-750-6307          713-750-6307
                       Email:                Email:
                       jaime.e.garcia@jpmor  jaime.e.garcia@jpmor
                        gan.com               gan.com
                       /sylvia.gutierrez@jp  /sylvia.gutierrez@jp
                        morgan.com            morgan.com

KBC Bank N.V.          KBC Bank N.V.         KBC Bank N.V.
                       New York Branch       New York Branch
                       125 West 55th Street  125 West 55th Street
                       New York, NY 10019    New York, NY 10019


KeyBank National       127 Public Square     127 Public Square
Association            Mailcode: OH-01-27-   Mailcode: OH-01-27-
                        0606                  0606
                       Cleveland, Ohio       Cleveland, Ohio
                        44114-1306            44114-1306

Lehman Brothers        745 7th Avenue, 16th  745 7th Avenue, 16th
Bank, FSB               Floor                 Floor
                       New York, N.Y. 10019  New York, N.Y. 10019
                       Attn:  Michael Herr   Attn:  Michael Herr
                       Phone:  212-526-6560  Phone: 212-526-6560
                       Fax:    212-520-0450    Fax: 212-520-0450
                       Email:                Email:
                       mherr@lehman.com      mherr@lehman.com


Mellon Bank, N.A.      Three Mellon Center,  Three Mellon Center,
                        Room 1203             Room 1203
                       Pittsburgh, PA 15259- Pittsburgh, PA 15259-
                        0003                  0003
                       Attn: Brenda Leierzapf Attn: Brenda Leierzapf
                       Phone: 412-234-8161   Phone: 412-234-8161
                       Fax:   412-209-6146     Fax: 412-209-6146


Mizuho Corporate       1221 McKinney Street  1221 McKinney Street
Bank, Ltd.             Suite 4100            Suite 4100
                       Houston, TX  77010    Houston, TX  77010


Morgan Stanley Bank    1585 Broadway         1585 Broadway
                       New York N.Y. 10036   New York N.Y., 10036


Regions Bank           417 20th St. N.       417 20th St. N.
                       Birmingham, AL 35203  Birmingham, AL 35203
                       Attn: Kim Hassell/    Attn: Kim Hassell/
                             Joanne Green          Joanne Green
                       Phone:  205-326-7038  Phone:  205-326-7038
                               205-326-7746          205-326-7746
                       Fax:    205-326-7746    Fax:  205-326-7746
                               205-326-7746          205-326-7746
                       Email:                Email:
                       kim.hassell@regions.  kim.hassell@regions.
                        com/joann.green@regi  com/joann.green@regi
                        ons.com               ons.com

Societe Generale       560 Lexington Avenue  560 Lexington Avenue
                       New York, N.Y. 10022  New York, N.Y. 10022
                       Attn: Margaret Ayala  Attn: Margaret Ayala
                       Phone: 212-278-6971   Phone: 212-278-6971
                       Fax:   212-278-7490   Fax:   212-278-7490
                              212-278-7343          212-278-7343


The Bank of New York   One Wall Street       One Wall Street
                       New York, NY 10286    New York, NY 10286
                       Attn: Steve           Attn: Steve
                        Kalachman             Kalachman
                       Phone: 212-635-7547   Phone: 212-635-7547
                       Fax:   212-635-7923   Fax:   212-635-7923


The Royal Bank of      101 Park Avenue       101 Park Avenue
Scotland plc            12th Floor            12th Floor
                       New York, NY 10178    New York, NY 10178
                       Attn: Sheila Shaw/    Attn: Sheila Shaw/
                        Juanita Baird         Juanita Baird
                       Phone: 212-401-1406   Phone: 212-401-1406
                                      1420                  1420
                       Fax:   212-401-1336   Fax:   212-401-1336


UFJ Bank Limited

Union Bank of          445 South Figueroa    445 South Figueroa
California, N.A.        Street                Street
                       15th Floor            15th Floor
                       Los Angeles, CA       Los Angeles, CA
                        90071                 90071

Wachovia Bank, NA      201 S. College St.    201 S. College St.
                       Charlotte, NC 28244   Charlotte, NC 28244
                       Attn: Cynthia Rawson  Attn: Cynthia Rawson
                       Phone:  704-374-4425  Phone:  704-374-4425
                       Fax:    704-715-0097  Fax:    704-715-0097
                       Email:                Email:
                       cynthia.rawson@wacho  cynthia.rawson@wacho
                        via.com               via.com

West LB AG, New York   1211 Avenue of the    1211 Avenue of the
Branch                  Americas              Americas
                       New York, NY 10036    New York, NY 10036
                       Attn:  Cheryl Wilson  Attn:  Cheryl Wilson
                       Phone:  212-852-6152  Phone:  212-852-6152
                       Fax:    212-302-7946    Fax:  212-302-7946




                           SCHEDULE II

                       COMMITMENT SCHEDULE


Name of Lender                              Commitment Amount
_____________________________________________________________
Citibank, N.A.                                $170,000,000
ABN AMRO Bank N.V.                            $140,000,000
BNP Paribas                                   $140,000,000
JPMorgan Chase Bank                           $140,000,000
The Royal Bank of Scotland plc                $140,000,000
Barclays Bank PLC                             $100,000,000
Calyon New York Branch                        $100,000,000
KeyBank National Association                  $100,000,000
Morgan Stanley Bank                           $100,000,000
The Bank of New York                          $100,000,000
Wachovia Bank, NA                             $100,000,000
Credit  Suisse First Boston, Cayman Islands   $100,000,000
  Branch
Lehman Brothers Bank, FSB                      $75,000,000
Regions Bank                                   $75,000,000
Societe Generale                               $75,000,000
Union Bank of California, N.A.                 $75,000,000
Bayerische Hypo-und Vereinsbank AG, New        $45,000,000
  York Branch
Mellon Bank, N.A.                              $45,000,000
KBC Bank N.V.                                  $45,000,000
Mizuho Corporate Bank, Ltd.                    $45,000,000
West LB AG, New York Branch                    $45,000,000
UFJ Bank Limited                               $45,000,000
Total Commitment:                           $2,000,000,000









                        SCHEDULE 2.03(h)

                        LETTERS OF CREDIT


1.   Letter of credit number 61611082, issued by Citibank, N.A.
     in favor of The Power Authority of the State of New York for the account of Borrower in the amount of $20,000,000.00 with an expiration date of May 7, 2007.

2.   Letter of credit number 61611083, issued by Citibank, N.A.
     in favor of The Power Authority of the State of New York for the account of Borrower in the amount of $20,000,000.00 with an expiration date of May 7, 2007.

3.   Letter of credit number S060450, issued by ABN AMRO  Bank
     N.V. in favor of PPL EnergyPlus, LLC for the account of Borrower in the amount of $25,000,000.00 with an expiration date of June 30, 2005.

4.   Letter of credit number 61608242, issued by Citibank, N.A.
     in favor of St. Paul Fire & Marine Insurance Company for the account of Borrower in the amount of $2,500,000.00 with an expiration date of December 31, 2005.


                           EXHIBIT A-1

                   FORM OF NOTICE OF BORROWING


Citibank, N.A., as Administrative Agent
 for the Lenders and the LC Issuing Banks party to the Credit Agreement referred to below
Two Penns Way, Suite 200
New Castle, Delaware 19720


                                    [Date]


      Attention:   Bank Loan Syndications



Ladies and Gentlemen:

     The undersigned, Entergy Corporation, refers to the Credit Agreement, dated as of May 25, 2005 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto, the LC Issuing Banks and Citibank, N.A., as Administrative Agent for said Lenders and said LC Issuing Banks, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

       (i)  The  Business Day of the Proposed Borrowing is
____, 20 __.

      (ii) The Type of Advances to be made in connection with the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate
Advances].

     (iii) The aggregate amount of the Proposed Borrowing is $_____.

      (iv) The Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is ___ month[s]1.

     The   undersigned  hereby  certifies  that   the   following
statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:


_________________________
(1)  Delete for Base Rate Advances.


     (A)  the representations and warranties contained in Section
4.01 of the Credit Agreement (excluding those contained in subsections
(e) and (f) thereof with respect to each Extension of Credit requested after the initial Extension of Credit) are correct,before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

     (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Prepayment Event or an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.


                              Very truly yours,

                              ENTERGY CORPORATION


                              By ____________________________
                                Name:
                                Title:





                           EXHIBIT A-2

                  FORM OF NOTICE OF CONVERSION


Citibank, N.A., as Administrative Agent
 for the Lenders and the LC Issuing Banks party to the Credit Agreement referred to below
Two Penns Way, Suite 200
New Castle, Delaware 19720


                                    [Date]


      Attention:   Bank Loan Syndications


Ladies and Gentlemen:

     The  undersigned, Entergy Corporation, refers to the  Credit
Agreement,  dated  as  of _____________________,  2005   (the
"Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders party thereto, the LC Issuing Banks and Citibank, N.A., as Administrative Agent for said Lenders and said LC Issuing Banks, and hereby gives you notice, irrevocably, pursuant to
Section 2.10 of the Credit Agreement, that the undersigned hereby requests a Conversion under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion (the "Proposed Conversion") as required by
Section 2.10 of the Credit Agreement:

       (i)  The Business Day of the Proposed Conversion is __________,
     _____.

      (ii) The Type of Advances comprising the Proposed Conversion is [Base Rate Advances] [Eurodollar Rate Advances].

     (iii) The aggregate amount of the Proposed Conversion is $__________.

      (iv) The Type of Advances to which such Advances are proposed to be Converted is [Base Rate Advances] [Eurodollar Rate Advances].

       (v) The Interest Period for each Advance made as part of the Proposed Conversion is ___ month(s).2



____________________________
(2)  Delete for Base Rate Advances


     The undersigned hereby represents and warrants that the following statements are true on the date hereof, and will be true on the date of the Proposed Conversion:

          (A) The Borrower's request for the Proposed Conversion is made in compliance with Section 2.10 of the Credit Agreement; and

          (B) The statements contained in Section 3.02 of the Credit Agreement are true.


                              Very truly yours,

                              ENTERGY CORPORATION



                              By______________________________
                                Name:
                                Title:





                           EXHIBIT A-3

                  FORM OF REQUEST FOR ISSUANCE





                                                           [Date]


Citibank, N.A., as
  Administrative Agent for the
  Lenders and the LC Issuing
  Banks party to the Credit
  Agreement referred to below
Two Penns Way, Suite 200
New Castle, Delaware 19720


Ladies and Gentlemen:

     The undersigned, Entergy Corporation (the "Borrower"), refers to the Credit Agreement, dated as of May 25, 2005 (as amended, modified, or supplemented from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, the Lenders and the LC Issuing Banks party thereto and the Administrative Agent, and hereby gives you notice, pursuant to Section 2.03 of the Credit Agreement, that the Borrower hereby requests the issuance of a Letter of Credit (the "Requested Letter of Credit") in accordance with the following terms:

            (i) the requested date of [issuance] [extension] [modification] [amendment] of the Requested Letter of Credit
     (which is a Business Day) is _____________;

           (ii) the expiration date of the Requested Letter of Credit requested hereby is ___________;3

          (iii)  the  proposed stated amount of the Requested
     Letter of Credit is _______________;4

           (iv) The beneficiary of the Requested Letter of Credit is: [insert name and address of beneficiary]; and

            (v) the conditions under which a drawing may be made under the Requested Letter of Credit are as follows:
     ___________________.



_____________________________
(3) Date may not be later than the fifth Business Day prior to the Termination Date.

(4)  Must be minimum of $100,000.



     Attached  hereto as Exhibit A is a consent to this requested
[amendment] [modification] executed by the beneficiary of the Letter of Credit.5

     Upon  the issuance of the Letter of Credit by an LC  Issuing
     Bank in response to this request, the Borrower shall be deemed to have represented and warranted that the applicable conditions to an issuance of a Letter of Credit that are specified in Article
III of the Credit Agreement have been satisfied.

                              ENTERGY CORPORATION


                              By_______________________________
                                Name:
                                Title:




_____________________________
(5) Include this paragraph only if request is for modification or amendment of the Letter of Credit.



				EXHIBIT B

                FORM OF ASSIGNMENT AND ACCEPTANCE


                                          Dated ___________, 20__



     Reference is made to the Credit Agreement, dated as of May 25, 2005 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among Entergy Corporation, a Delaware corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement), Citibank, N.A., as Administrative Agent for the Lenders (the "Administrative Agent") and the LC Issuing Banks (the "LC Issuing Banks"). Terms defined in the Credit Agreement are used herein with the same meaning.

     ____________   (the   "Assignor")   and   ___________   (the
"Assignee") agree as follows:

     (a) The Assignor hereby sells and assigns to the Assignee without recourse, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified on
Schedule 1 of all outstanding rights and obligations under the Credit Agreement, including, without limitation, such interest in the Assignor's Commitment and the Advances owing to the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Advances owing to the Assignee will be as set forth in Section b of Schedule 1.

     (b) The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and
(iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto. Except as specified in this Section b, the assignment hereunder shall be without recourse to the Assignor.

     (c) The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make
its   own  credit  analysis  and  decision  to  enter  into  this
Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; [and]
(v) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof [and (vi) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that it is exempt from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement].1

    (d) Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the
Administrative  Agent  for  acceptance  and  recording   by   the
Administrative Agent.  The effective date of this Assignment  and
Acceptance shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto (the "Effective Date"); provided, however, that in no event shall this Assignment and Acceptance become effective prior to the payment for the processing and recordation fee to the Administrative Agent as provided in Section 8.07(a) of the Credit Agreement.

     (e) Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     (f) Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

     (g) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     (h) This Assignment and Acceptance may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were up on the same instrument.




_______________________________
(1) If the Assignee is organized under the laws of a jurisdiction outside the United States.






     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.


                              [NAME OF ASSIGNOR]


                              By________________________________
                                Name:
                                Title:


                              [NAME OF ASSIGNEE]


                              By_________________________________
                                Name:
                                Title:

                          Domestic Lending Office (and
                            address for notices):
                                 [Address]


                          Eurodollar Lending Office:
                                 [Address]

Accepted this ___ day
of ___________, 20__


CITIBANK, N.A., as Administrative Agent and LC Issuing Bank


By_____________________________
  Name:
  Title:


ABN AMRO BANK N.V., as LC Issuing Bank


By_____________________________
  Name:
  Title:


[[________________________], as LC Issuing Bank


By____________________________
  Name:
  Title:]






                           Schedule 1
                               to
                    Assignment and Acceptance

                     Dated __________, 20__



Section (a)

     Percentage Interest:                       ______%

Section (b)

     Assignee's Commitment:                     $______

     Aggregate Outstanding Principal
     Amount of Advances owing                   $______
     to the Assignee:

Section (c)

     Effective Date1:                   _________, 20__




_______________________________
(1) This date should be no earlier than the date of acceptance by the Administrative Agent.






                            EXHIBIT C

                       FORM OF OPINION OF
                    COUNSEL FOR THE BORROWER


                                                     May 25, 2005




To each of the Lenders parties to the
 Credit Agreement referred to below,
 to Citibank, N.A., as Administrative Agent, and to the LC Issuing Banks


                       Entergy Corporation

Ladies and Gentlemen:

     I have acted as counsel to Entergy Corporation, a Delaware corporation (the "Borrower"), in connection with the preparation, execution and delivery of the Credit Agreement, dated as of May 25, 2005, by and among the Borrower, the Banks and LC Issuing Banks parties thereto and Citibank, N.A., as Administrative Agent. This opinion is furnished to you at the request of the Borrower pursuant to Section 3.01(a)(v) of the Credit Agreement. Unless otherwise defined herein or unless the context otherwise requires, terms defined in the Credit Agreement are used herein as therein defined.

     In such capacity, I have examined:

            (i) Counterparts of the Credit Agreement, executed by the Borrower;

           (ii)  The Certificate of Incorporation of the Borrower
     (the "Charter");

          (iii)  The Bylaws of the Borrower (the "Bylaws");

           (iv) A certificate of the Secretary of State of the State of Delaware, dated ____________, 2005, attesting to the continued corporate existence and good standing of the Borrower in that State;

            (v) A certificate of the Secretary of State of the State of Louisiana, dated ____________, 2005, attesting that the Borrower is a foreign corporation duly qualified to conduct business in that State;

           (vi) A copy of the Order dated June 30, 2004 (File No. 70-10202) under the Public Utility Holding Company Act of 1935 (the "SEC Order"); and

          (vii) The other documents furnished by the Borrower to the Administrative Agent pursuant to Section 3.01(a) of the Credit
Agreement.

I have also examined such other corporate records of the Borrower, certificates of public officials and of officers of the Borrower, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below.

     In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies. In making my examination of documents and instruments executed or to be executed by persons other than the Borrower, I have assumed that each such other person had the requisite power and authority to enter into and perform fully its obligations thereunder, the due authorization by each such other person for the execution, delivery and performance thereof and the due execution and delivery thereof by or on behalf of such person of each such document and instrument. In the case of any such person that is not a natural person, I have also assumed, insofar as it is relevant to the opinions set forth below, that each such other person is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was created, and is duly qualified and in good standing in each other jurisdiction where the failure to be so qualified could reasonably be expected to have a material effect upon its ability to execute, deliver and/or perform its obligations under any such document or instrument. I have further assumed that each document, instrument, agreement, record and certificate reviewed by me for purposes of rendering the opinions expressed below has not been amended by any oral agreement, conduct or course of dealing between the parties thereto.

     As to questions of fact material to the opinions expressed herein, I have relied upon certificates and representations of officers of the Borrower (including but not limited to those contained in the Credit Agreement and certificates delivered upon the execution and delivery of the Credit Agreement) and of appropriate public officials, without independent verification of such matters except as otherwise described herein.

     Whenever my opinions herein with respect to the existence or absence of facts are stated to be to my knowledge or awareness, it is intended to signify that no information has come to my attention or the attention of other counsel working under my direction in connection with the preparation of this opinion letter that would give me or them actual knowledge of the existence  or  absence  of such facts.  However,  except  to  the extent expressly set forth herein, neither I nor they have undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to my or their knowledge of the existence or absence of such facts should be assumed.

     On the basis of the foregoing, having regard for such legal consideration as I deem relevant, and subject to the other limitations and qualifications contained in this letter, I am of the opinion that:

     (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted or the property owned, operated or leased by it requires such qualification.

     (b)  The execution, delivery and performance by the Borrower of the Credit Agreement are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do  not contravene (i) the Charter or the Bylaws or (ii) law,  or
(iii)  any  contractual  or  legal  restriction  binding  on   or
affecting  the  Borrower.   The Credit Agreement  has  been  duly
executed and delivered on behalf of the Borrower.

     (c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the due execution, delivery and performance by the Borrower of the Credit Agreement, including obtaining any Extensions of Credit under the Credit Agreement, except for the filing of the Declaration on Form U-1 and amendments and exhibits thereto in File No. 70-10202 and the SEC Order, which have been obtained, are final and in full force and effect, and are not the subject of any appeal and (ii) after June 30, 2007, the performance by the Borrower of the Credit Agreement, including obtaining any Extensions of Credit under the Credit Agreement, except for the filing of a Declaration on Form U-1 and amendments and exhibits thereto, or the filing of amendments to File No. 70-10202, to request, among other things, that the term of the SEC Order be extended from at least June 30, 2007 to May 25, 2010, or such later Termination Date as extended pursuant to Section 2.18 of the Credit Agreement and the New SEC Order and the SEC notice or notices related thereto, which shall have been obtained and shall be final and in full force and effect.

     (d) Except as disclosed in the Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and in the Borrower's Quarterly Report on Form 10-Q for the period ended March 31, 2005, there is no pending or, to the best of my knowledge, threatened action or proceeding affecting the Borrower or  any of its subsidiaries before any court, governmental agency or arbitrator that reasonably could be expected to affect materially and adversely the condition (financial or otherwise), operations, business, properties or prospects of the Borrower or
its   ability  to  perform  its  obligations  under  the   Credit
Agreement, or that purports to affect the legality, validity, binding effect or enforceability of the Credit Agreement. To the best of my knowledge, after inquiry, there has been no change in any matter disclosed in such filings that reasonably could be expected to result in such a material adverse effect.

     (e) The Borrower is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

     (f) The Credit Agreement constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

     My   opinions   above   are   subject   to   the   following
qualifications:

          (i)  My opinions are subject, as to enforceability,  to
     (A)    bankruptcy,   insolvency,   fraudulent    conveyance,
     reorganization, moratorium and other similar laws affecting creditors rights generally and (B) the application of general principles of equity, including but not limited to the right to have specific performance of contract obligations, regardless of whether considered in a proceeding in equity or at law.

         (ii) My opinion in paragraph (a) above, insofar as it relates to the due incorporation, valid existence and good standing of the Borrower under Delaware law, is given exclusively in reliance upon a certification of the Secretary of State of Delaware, upon which I believe I am justified in relying. A copy of such certification has been provided to you.

        (iii) My opinion set forth in paragraph (c) above as to the obtaining of necessary governmental and regulatory approvals is based solely upon a review of those laws that, in my experience, are normally applicable to the Borrower in connection with transactions of the type contemplated by the Credit Agreement.

         (iv) My opinion in paragraph (f) above as to the legality, validity, binding nature and enforceability of the Credit Agreement is given in reliance upon a legal opinion of even date herewith of Thelen Reid & Priest LLP, New York counsel to the Borrower, and is subject to the assumptions, limitations and qualifications contained therein. A copy of the legal opinion of
     Thelen  Reid  &  Priest  LLP,  is  being  provided  to   you
     contemporaneously herewith.

Notwithstanding  the qualifications set forth above,  I  have  no
actual  knowledge  of  any  matter  within  the  scope  of   said
qualifications that would cause me to change the opinions set forth in this letter.

     I am licensed to practice law only in the State of Louisiana and, except as otherwise provided herein, my role as counsel to the Borrower is limited to matters involving the laws of the State of Louisiana and the federal laws of the United States of America. Except to the extent otherwise expressly set forth herein, and except with respect to matters governed by the General Corporation Law of Delaware, I render no opinion on the laws of any other jurisdiction or any subdivision thereof, and have made no independent investigation into any such laws except as specifically provided herein.

     My opinions are expressed as of the date hereof, and I do not assume any obligation to update or supplement my opinions to reflect any fact or circumstance that hereafter comes to my attention, or any change in law that hereafter occurs.

     This opinion letter is being provided exclusively to and for the benefit of the addressees hereof. It is not to be furnished to or relied upon by any other party for any other purpose, without prior express written authorization from me, except that
(A) Thelen Reid & Priest LLP may rely hereon in connection with their opinion to you of even date herewith on behalf of the Borrower as to matters of New York law; (B) King & Spalding LLP hereby is authorized to rely on this letter in the rendering of their opinion to the Lenders and the LC Issuing Banks dated as of the date hereof; and (C) any addressee of this letter may deliver a copy hereof to any person that becomes a Lender or an LC Issuing Bank under the Credit Agreement after the date hereof, and such person may rely on this opinion as if it had been addressed and delivered to it on the date hereof as an original Bank or LC Issuing Bank that was a party to the Credit Agreement.

                              Very truly yours,


                              Denise C. Redmann
                              Assistant General Counsel


                            EXHIBIT D

                   OPINION OF SPECIAL NEW YORK
                      COUNSEL TO THE AGENT



                                                     May 25, 2005


To each of the Lenders parties to the
 Credit Agreement referred to below and
 to Citibank, N.A., as Administrative Agent


                       Entergy Corporation

Ladies and Gentlemen:

     We have acted as special New York counsel to Citibank, N.A., as Administrative Agent, in connection with the preparation, execution and delivery of the Credit Agreement, dated as of May 25, 2005 (the "Credit Agreement"), among Entergy Corporation, the Lenders and LC Issuing Banks parties thereto and Citibank, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined.

     In   this   connection,  we  have  examined  the   following
documents:

     (a) a counterpart of the Credit Agreement, executed by the parties thereto; and

     (b) the other documents furnished to the Administrative Agent pursuant to Section 3.01(a) of the Credit Agreement, including
(without  limitation) the opinion (the "Opinion")  of  Denise  C.
Redmann, counsel to the Borrower.

     In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents and the conformity to the originals of all such documents submitted to us as copies. We have also assumed that you have independently evaluated, and are satisfied with, the creditworthiness of the Borrower and the business terms reflected in the Credit Agreement. We have relied, as to factual matters, on the documents we have examined.

     To the extent that our opinions expressed below involve conclusions as to matters governed by law other than the law of the State of New York, we have relied upon the Opinion and have assumed without independent investigation the correctness of the matters set forth therein, our opinions expressed below being subject to the assumptions, qualifications and limitations set forth in the Opinion. We note that we do not represent the
Borrower and, accordingly, are not privy to the nature or character of its business. Accordingly, we have also assumed that the Borrower is subject only to statutes, rules, regulations, judgments, orders, and other requirements of law of general applicability to corporations doing business in the State of New York.

     Based upon and subject to the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Credit Agreement is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

     Our opinion is subject to the following qualifications:

          (i) The enforceability of the Borrower's obligations under the Credit Agreement is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar law affecting creditors' rights generally.

         (ii) The enforceability of the Borrower's obligations under the Credit Agreement is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Such principles of equity are of general application, and, in applying such principles, a court, among other things, might not allow a contracting party to exercise remedies in respect of a default deemed immaterial, or might decline to order an obligor to perform covenants.

        (iii) We note further that, in addition to the application of equitable principles described above, courts have imposed an obligation on contracting parties to act reasonably and in good faith in the exercise of their contractual rights and remedies, and may also apply public policy considerations in limiting the right of parties seeking to obtain indemnification under circumstances where the conduct of such parties is determined to have constituted negligence.

         (iv) We express no opinion herein as to (A) Section 8.05 of the Credit Agreement, (B) the enforceability of provisions purporting to grant to a party conclusive rights of determination, (C) the availability of specific performance or other equitable remedies,
     (D) the enforceability of rights to indemnity under federal or state securities laws or (E) the enforceability of waivers by parties of their respective rights and remedies under law.

         (v) Our opinions expressed above are limited to the law of the State of New York, and we do not express any opinion herein concerning any other law.

     The foregoing opinion is solely for your benefit and may not be relied upon by any other person or entity, other than any Person that may become a Lender or LC Issuing Bank under the Credit Agreement after the date hereof.


                              Very truly yours,